UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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Navistar International Corporation

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Navistar

Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

February 25, 2020 Lisle, Illinois

NAVISTAR

SCHOOL BUS
STOP

WINNING WITH OUR CUSTOMERS

NOTICE OF ANNUAL MEETING

	To our stockholders: On behalf of the Board of Directors of Navistar International Corporation, you are cordially invited to attend our 2020 Annual Meeting of Stockholders.
When Tuesday, February 25, 2020, 11:00 A.M. — Central Time
	Voting Matters	Board Recommendation	Page

	Proposal 1: To elect as directors the nominees named in the accompanying proxy statement	FOR each director nominee	7

Where Navistar Corporate Headquarters 2701 Navistar Drive, Lisle, Illinois 60532 Whether or not you plan to attend the 2020 Annual Meeting of Stockholders, please vote your proxy either by mail, telephone, mobile device or over the Internet.	Proposal 2: To act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement	FOR	29

	Proposal 3: To ratify the appointment of our independent registered public accounting firm	FOR	68

We will also act upon any other matters properly brought before the annual meeting.
We plan to send a Notice of Internet Availability of Proxy Materials on or about January 6, 2020. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice of Internet Availability of Proxy Materials is not a form for voting and presents only an overview of the proxy materials. In order to attend our 2020 Annual Meeting of Stockholders, you must have an admission ticket. Procedures for requesting an admission ticket are detailed in the accompanying proxy statement. Attendance and voting is limited to stockholders of record at the close of business on December 31, 2019.
By Order of the Board of Directors,

How to vote

In Person: Stockholders who obtain an admission ticket can attend and vote at the annual meeting.

Via the Internet: http://www.proxyvote.com

By Mail: Complete, sign and mail the enclosed proxy card.
	RICHARD E. BOND Secretary

YOUR VOTE IS IMPORTANT!
Important Notice of Internet Availability of Proxy Materials for the Stockholders Meeting.
The Annual Report and Proxy Statement are available at http://www.navistar.com/navistar/investors

By Telephone (Toll Free): 1-800-690-6903

By Scanning your QR Code: Vote with your mobile device.

2020 Proxy Statement	1

2

PROXY SUMMARY
This summary highlights information collected elsewhere in this proxy statement or in our corporate governance documents published on our website: http://www.navistar.com/navistar/investors/corporategovernance/.
This summary does not contain all of the information you should consider. We encourage you to read this proxy statement in its entirety before voting.
Company Overview
Navistar International Corporation (‘‘we,’’ ‘‘our’’, the ‘‘Company’’ or ‘‘Navistar’’), incorporated under the laws of the State of Delaware in 1993, is a holding company whose principal operating entities are Navistar, Inc. (‘‘Navistar, Inc.’’) and Navistar Financial Corporation (‘‘NFC’’). Navistar’s fiscal year ends October 31 and as such all references to a year refer to the applicable fiscal year unless stated otherwise.

PROPOSAL 1 ELECTION OF DIRECTORS	For further information, please see page 7.
Your Board of Directors recommends a vote FOR each of the Director nominees.
Director Nominees
Our Board of Directors (the “Board”) recommends that you vote “for” all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under Proposal 1 - Election of Directors beginning on page 9 of this proxy statement.

			Current Committee Membership
Nominee and Principal Occupation	Age	Director Since	A	C	F	NG
Troy A. Clarke President and Chief Executive Officer of Navistar	64	April 2013
José María Alapont Former Chairman, President and Chief Executive Officer of Federal-Mogul Corporation	69	October 2016
Stephen R. D'Arcy Partner, Quantum Group LLC	65	October 2016
Vincent J. Intrieri Founder, President and Chief Executive Officer, VDA Capital Management LLC	63	October 2012
Raymond T. Miller Principal, MHR Fund Management LLC	35	April 2018
Mark H. Rachesky, M.D. Founder and President, MHR Fund Management LLC	60	October 2012
Andreas H. Renschler Chief Executive Officer, TRATON SE	61	February 2017
Christian Schulz Chief Financial Officer, TRATON SE	42	August 2018
Kevin M. Sheehan Former President and Chief Executive Officer, Scientific Games	66	October 2018
Dennis A. Suskind Retired General Partner, Goldman Sachs & Company	77	October 2016

A Audit	C Compensation	F Finance	NG Nominating & Governance	Chair	Co-Chair	Member

2020 Proxy Statement	3

PROXY SUMMARY

Business Strategy

OUR 2019 ACCOMPLISHMENTS	OUR EXPECTATIONS GOING FORWARD
✓    Continued Focus on Customer and Market Segmentation
✓    Strong Core Market Share Growth
✓    Delivering Operational Excellence Through Investments in Manufacturing Footprint and Cost Management
✓    Business Transformation to Strengthen Brand
✓    TRATON Strategic Alliance Progress
✓    Enhanced Our Cross-Functional Teamwork and Winning Culture

✓    Focus on Costs to Fund Growth Initiatives
✓    Continue to Grow Market Share and Margins
✓    Deliver Superior Shareholder Return
✓    Continue Driving High Performing Cross-Functional Teams
✓    Create Sustainable Long-Term Performance Advantage
✓    Focus on Key Markets

Corporate Governance Highlights

Ten of our 11 directors are independent under our corporate governance guidelines and the New York Stock Exchange (‘‘NYSE’’) listing standards.
All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.	We have Co-Independent Lead Directors.

•	10 of 11 directors are independent under our corporate governance guidelines and the New York Stock Exchange (‘‘NYSE’’) listing standards.

•	We have Co-Independent Lead Directors.

•	We have Board standing committees that are composed of 100% independent directors.

•	We have a declassified Board.

•	We have stockholder representation on all of our Board committees.

•	We have a director resignation policy for directors who fail to obtain a majority vote.

•	We have no super-majority voting provisions to approve transactions, including a merger.

•	We have a claw-back policy to re-coup incentive-based compensation in the event of an accounting restatement or intentional misconduct.

•
We do not provide tax gross-ups for perquisites and other similar benefits to officers who are subject to Section 16 (the ‘‘Section 16 Officers’’) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Additionally, we do not provide tax gross-ups for any cash or equity awards for any employees.

•	We have ‘‘double trigger’’ change in control severance benefits.

•	Our Named Executive Officers (“NEOs”) and directors are subject to stock ownership guidelines and stock retention requirements.

•	Our executives and directors are prohibited from engaging in short sales, derivatives trading and hedging transactions, and we impose restrictions on pledges and margin account use.

4

PROXY SUMMARY

Shareholder Engagement
The Company has a robust stockholder outreach and engagement program. We engage in regular contact with our stockholders throughout the year. Approximately 66% of our stock is held by five of our stockholders. Three of these stockholders have representation on our Board as discussed in Proposal 1 - Election of Directors. These stockholders, through their representation on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies. We also engage in regular dialogue with our two remaining largest stockholders without representation on our Board. We maintain open lines of communication with corporate governance advisory institutions and with all of our stockholders in order to inform them of Company updates and solicit their feedback. In September 2019, the Company hosted an investor day event that discussed our strategy and growth plans for the next several years. This event was well attended by the investment community and feedback from the event has been very positive. We continuously work to improve our shareholder engagement efforts and place importance on the feedback provided to us during this process.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	For further information, please see page 29.
Your Board of Directors recommends a vote FOR the approval of named executive officer compensation.
Our Compensation Program
The overall objective of our executive compensation program is to maintain a close link between pay and performance, both long-term and short-term. We believe that the compensation of our executives should be closely tied to the performance and growth of the Company, so their interests are aligned with the long-term interests of our stockholders.
Executive Compensation Highlights
We continue to focus on, and are aware of, investor concerns regarding the link between pay and performance. In 2018, the results against our annual incentive metrics resulted in our awards being paid at 112.4% of target. For 2019, Navistar exceeded the 2019 annual incentive plan targets for most of the performance goals while the Company was below target on one goal, which will yield an overall payout percentage of 134.7% of target.
For a summary of our commitment to best practices in executive compensation and changes made in 2019, please see the Executive Summary section of the Compensation, Discussion and Analysis section of this proxy statement.

Highlights of the changes made in 2019 include:
•
Retained an Annual Incentive (“AI”) plan that leverages our scorecard approach, retained the adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") multiplier, the individual performance factor, and market share, cost and liquidity metrics and replaced the quality metric with an uptime (24 hour repair velocity) metric
•
In our 2019 Long-Term Incentive (“LTI”) plan we retained the current vehicles and mix of performance-based and time-based equity as well as the use of adjusted EBITDA, Revenue Growth and the relative Total Shareholder Return (“TSR”) multiplier

Key Executive Compensation Decisions
Consistent with pay-for-performance principles, 2019 base salary performance increases were based upon named executive officer ("NEO") and Company performance. The CEO makes base salary recommendations for the NEOs and Section 16 Officers to the Compensation Committee. The CEO does not participate in decisions regarding his own compensation. The Compensation Committee reviews the salary for the CEO and reviews, approves and/or adjusts the CEO's base salary recommendations for the other NEOs and Section 16 Officers included in the CEO's recommendation. The Compensation Committee then recommends, and the independent members of the Board approve or adjust, the salary recommendation for the CEO.

2020 Proxy Statement	5

PROXY SUMMARY

Executive Compensation Best Practices

WHAT WE DO	WHAT WE DON’T DO
✓    We use multiple performance measures in our short-term and long-term incentive plans. These performance measures are designed to link pay to performance and stockholder interests.
✓    The Compensation Committee reviews external market data when making compensation decisions.
✓    The Compensation Committee selects and engages its own independent advisor, Pay Governance LLC.
✓    We maintain a clawback policy to recoup incentive-based compensation in the event of an accounting restatement.
✓    Change in Control severance benefits are payable only upon a Change in Control (also referred to in this proxy statement as “CIC”) with termination of employment (“double trigger”).
✓    To aid in aligning the interest of our shareholders and officers, all officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO to 3x base pay for other senior executives - including a retention requirement.
✓    Our 2019 long-term incentive plan includes both absolute and relative performance metrics.

✗    The Company maintains policies that eliminate all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, and prohibit tax gross-ups for any cash or equity awards for all employees.
✗    We do not reprice stock options or provide cash buyouts of underwater options.
✗    We prohibit short selling, trading in derivatives or engaging in hedging transactions by executives and directors. In addition, any pledging and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.
✗    We do not accelerate the vesting of long-term incentive awards, except in certain situations upon death.
✗    We do not grant extra pension service

PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	For further information, please see page 68.

Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP ("KPMG") as Navistar’s independent registered public accounting firm for 2020.

6

CORPORATE GOVERNANCE MATTERS

PROPOSAL 1 ELECTION OF DIRECTORS
Your Board of Directors recommends a vote FOR each of the Director nominees.
At the Annual Meeting, ten directors will be nominated for election. An eleventh director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the ‘‘UAW‘‘) pursuant to a 1993 settlement agreement we entered into in connection with the restructuring of our postretirement health care and life insurance benefits and is not elected by the stockholders. Currently, a twelfth director position remains vacant. Substantial refreshment in Board composition took place during 2017 and 2018. During the course of 2019 the Board continued to evaluate the appropriate timing for filling the twelfth director position. The Board intends to conduct a search process to identify the best candidate to fill this twelfth Board seat at a future date. All directors elected at the Annual Meeting will be elected for a one-year term.
If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this proxy statement and to serve if elected.
During 2014 and pursuant to settlement agreement amendments (the "Settlement Agreement Amendments") we entered into with two of our largest stockholders (namely, Carl C. Icahn and several entities controlled by him (collectively, the "Icahn Group") and Mark H. Rachesky, M.D. and several entities controlled by him (collectively, the "MHR Group")), we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board effective as of March 10, 2014, the date of our 2014 Annual Meeting of stockholders (the "2014 Annual Meeting"). The Icahn Group’s current nominees are Mr. Vincent J. Intrieri and Mr. Kevin M. Sheehan. The MHR Group’s current nominees are Dr. Mark H. Rachesky and Mr. Raymond T. Miller. Moreover, in connection with our alliance with TRATON SE ("TRATON"), and pursuant to the terms of a Stockholder Agreement dated as of September 5, 2016 by and among TRATON and us (the "Stockholder Agreement"), two persons nominated by TRATON were initially elected to our Board effective February 28, 2017. TRATON’s current nominees are Mr. Andreas H. Renschler and Mr. Christian Schulz.
Board of Directors
Selection of Directors
The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	knowledge and contacts in the Company’s industry and other relevant industries

•	positive reputation in the business community

•	the highest personal and professional ethics and integrity and values that are compatible with the Company’s values

•	experiences and achievements that provide the nominee with the ability to exercise good business judgment

•	ability to make significant contributions to the Company’s success

•	ability to work successfully with other directors

•	willingness to devote the necessary time to the work of the Board and its committees which includes being available for the entire time of meetings

•	ability to assist and evaluate the Company’s management

2020 Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

•	involvement only in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders

•
understanding of and ability to meet his or her responsibilities to the Company’s stockholders, including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest)

•	potential to serve on the Board for at least five years
The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors.
In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, gender, race, ethnicity, education, and other attributes which contribute to the Board’s diversity. Our Board diversity policy is contained within our Corporate Governance Guidelines.
The satisfaction of the above criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Governance Committee and the Board, as well as through the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Nominating and Governance Committee and the Board believe that these criteria have been satisfied. At the same time, the Nominating and Governance Committee and the Board acknowledge the current lack of gender diversity. They intend to consider gender as a prominent factor when it is the appropriate time to fill the twelfth director position.
As outlined in our Corporate Governance Guidelines, any director who receives more ‘‘withheld’’ votes than ‘‘for’’ votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.
Continued Stockholder Representation on Our Board
Pursuant to the Settlement Agreement Amendments, we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board, effective as of March 10, 2014, the date of our 2014 Annual Meeting. The current Icahn Group nominees serving as members of our Board are Vincent J. Intrieri and Kevin M. Sheehan. The current MHR Group nominees serving as members of our Board are Mark H. Rachesky and Raymond T. Miller. Mr. Intrieri, Mr. Sheehan, Dr. Rachesky and Mr. Miller are nominated for re-election. In addition, pursuant to the Stockholder Agreement, TRATON was granted the right to nominate two directors to serve on our Board effective as of February 28, 2017. The current TRATON nominees serving as members of our Board are Andreas H. Renschler and Christian Schulz. Mr. Renschler and Mr. Schulz are nominated for re-election. As a result, three (3) of our largest stockholders have Board representation and collectively hold six (6) of the eleven (11) seats currently filled on our twelve (12) seat Board.
Communication with the Board
Interested parties may communicate with any of our directors, our Board as a group, our non-employee directors as a group or any committees of the Board by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director, c/o the Corporate Secretary, at 2701 Navistar Drive, Lisle, Illinois 60532. The Board has given the Corporate Secretary the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s duties and responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk e-mail and obviously frivolous or inappropriate communications will not be forwarded. You will receive written acknowledgement from the Corporate Secretary’s Office upon receipt of your communication.
UAW Appointed Director
In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director is not elected by the stockholders and is filled by a person appointed by the UAW.

8

CORPORATE GOVERNANCE MATTERS

Director Biographies
The following summarizes information about each of the nominees and the continuing director as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that qualify our nominees and the continuing director to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors.

Troy A. Clarke Chief Executive Officer
Professional Highlights

Mr. Clarke has served as President and Chief Executive Officer of Navistar since April 2013. Prior to this position, Mr. Clarke served as President and Chief Operating Officer of Navistar since August 2012, as President of the Truck and Engine Group of Navistar, Inc. from June 2012 to August 2012, as President of Asia-Pacific Operations of Navistar, Inc. from 2011 to 2012, and as Senior Vice President of Strategic Initiatives of Navistar, Inc. from 2010 to 2011. Prior to joining Navistar, Inc., Mr. Clarke held various positions at General Motors Company, including President of General Motors North America from 2006 to 2009 and President of General Motors Asia Pacific from 2003 to 2006. Over the course of his career with GM, he held several additional leadership roles, including President and Managing Director of GM de Mexico and Director of Manufacturing for GM de Mexico.

Age 64 Director since April 2013
Past Directorships
• Director of Fuel System Solutions, a publicly-traded company, from December 2011 to June 2016 where he served as the chair of its Compensation Committee
Education
Mr. Clarke received a bachelor’s degree in engineering from the General Motors Institute in 1978 and a master’s degree in business administration from the University of Michigan in 1982.
Skills and Qualifications

Mr. Clarke’s vast experience in the automotive industry over the past 40 years is invaluable to the Board in evaluating and directing the Company’s future. As a result of his professional and other experiences, Mr. Clarke possesses particular knowledge and experience in a variety of areas, including corporate governance, engineering, manufacturing (international and domestic), mergers and acquisitions, sales (international and domestic) and union/labor relations, which strengthens the Board’s collective knowledge, capabilities and experience and well qualifies him to serve on our Board.

2020 Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

José María Alapont Independent
Professional Highlights

Mr. Alapont served as President and Chief Executive Officer of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, from March 2005 to March 2012. He was the Chief Executive Officer and a director of Fiat Iveco, S.p.A., a leading global manufacturer of commercial trucks and vans, buses, recreational, off-road, firefighting, defense and military vehicles of the Fiat Group, from 2003 to 2005. Mr. Alapont has held executive, Vice President and President positions for more than 30 years at other leading global vehicle manufacturers and suppliers such as Delphi Corporation, Valeo S.A., and Ford Motor Company.

Age 69 Director since October 2016 Committees Finance and Nominating & Governance (Chair)	Other Current Directorships

•    Director of Ferroglobe Plc., a publicly-traded silicon, manganese and special alloys producer company, since January 2018, member of its Audit and Compensation Committees, since 2018, and Senior Lead Director and Chairman of its Governance Committee, since January 2019
•    Director of Ashok Leyland, a publicly-traded commercial trucks, vans, buses and defense manufacturing company, since January 2017, and member of its Nomination and Remuneration Committee, since 2018, and its Audit Committee, since 2019
•    Member of the board of Hinduja Investment and Project Services Limited, a privately-held investment and service group, since 2016
•    Director of Hinduja Automotive Limited, a privately-held automotive holding group, since November 2014

Past Directorships
• Director of Manitowoc Company, a publicly-traded crane manufacturing company, from March 2016 to February 2018 • Has served as a director of a number of other companies prior to 2016
Education
Mr. Alapont holds a degree in Industrial Engineering from the Valencia Technical School and a degree in Philosophy from the University of Valencia, Spain.
Skills and Qualifications

Mr. Alapont brings broad executive and leadership experience of more than 30 years serving several automotive manufacturing companies, together with his significant experience as a member of other public and private company boards. Mr. Alapont’s particular knowledge and experience in a variety of areas, including corporate finance, accounting, corporate governance, distribution, engineering, finance, human resources, manufacturing (domestic and international), marketing, mergers and acquisitions, military and government contracting, purchasing, sales (domestic and international), tax and treasury matters and union and labor relations, well qualify him to serve on our Board.

10

CORPORATE GOVERNANCE MATTERS

Stephen R. D’Arcy Independent
Professional Highlights

Mr. D’Arcy has been a Partner of Quantum Group LLC, an investment and consulting firm, since 2010. Previously he was a Partner at PricewaterhouseCoopers LLP, a multinational professional services firm, for 34 years, serving most recently as Global Automotive Leader from 2002 to 2010.

Other Current Directorships

•    Director of Premier, Inc., a publicly-traded healthcare improvement company, since October 2013
•    Penske Corporation, a privately-held, diversified, on-highway, transportation services company, since 2011

Age 65 Director since October 2016 Committees: Audit (Chair)
Past Directorships
• Member of the Board of Directors of Vanguard Health Systems Inc., a company previously listed on the NYSE, from 2011 to 2013
Skills and Qualifications

Mr. D’Arcy has broad experience as a member of other public and private company boards of directors, including as chairman of an audit committee. He possesses strong skills and experience in accounting, corporate governance, finance and mergers and acquisitions matters, which well qualifies him to serve on our Board.

Vincent J. Intrieri Independent
Professional Highlights

In January 2017, Mr. Intrieri founded VDA Capital Management LLC, a private investment firm, where he currently serves as President and Chief Executive Officer. Mr. Intrieri was employed by Icahn related entities from October 1998 to December 2016 in various investment related capacities. Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds from January 2008 to December 2016. In addition, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities from November 2004 to December 2016. Mr. Intrieri also served as Senior Vice President of Icahn Enterprises L.P. from October 2011 to September 2012.

Age 63 Director since October 2012 (Co-Independent Lead Director since October 2018) Committees Finance (Co-Chair) and Nominating & Governance
Other Current Directorships

•    Director of Hertz Global Holdings, Inc., a publicly-traded company engaged in the car rental business, since September 2014
•    Director of Transocean Ltd., a publicly-traded provider of offshore contract drilling services for oil and gas wells, since May 2014

2020 Proxy Statement	11

CORPORATE GOVERNANCE MATTERS

Past Directorships

•    Director of Chesapeake Energy Corporation, an oil and gas exploration and production company, from June 2012 to September 2016
•
Director of Ferrous Resources Limited, a privately-held iron ore mining company with operations in Brazil, from June 2015 to December 2016
•
Director of Conduent Incorporated, a business process services company that was launched following its separation from Xerox, from January 2017 to May 2018
•
Director of Energen Corporation, an oil and gas exploration company, from March 2018 to December 2018
•
Has served on more than 15 corporate boards during his career

Education
Mr. Intrieri graduated in 1984, with distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting and was a Certified Public Accountant.
Skills and Qualifications

Mr. Intrieri possesses strong skills and experience in accounting, corporate governance, finance, mergers and acquisitions and treasury matters. Mr. Intrieri’s significant experience as a director of various companies enables him to understand complex business and financial issues, which contributes greatly to the capabilities and composition of our Board and well qualifies him to serve on our Board.

Raymond T. Miller Independent
Professional Highlights

Mr. Miller is a Principal at MHR Fund Management LLC, an investment firm that manages approximately $5 billion of assets and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments. Prior to joining MHR Fund Management LLC in 2011, Mr. Miller spent five years at Guggenheim Partners Investment Management LLC investing across capital structures in a variety of industries.

Past Directorships

Age 35 Director since April 2018 Committees Audit and Compensation	• Director of Erickson, Inc., a leading aerospace manufacturer and global provider of aviation services, from May 2017 to August 2019
Education
Mr. Miller holds a B.B.A, with high distinction, from the Stephen M. Ross School of Business at the University of Michigan.
Skills and Qualifications
Mr. Miller possesses strong corporate finance and business expertise which well qualifies him to serve on our Board.

12

CORPORATE GOVERNANCE MATTERS

Mark H. Rachesky, M.D. Independent
Professional Highlights

Dr. Rachesky is the founder and President of MHR Fund Management LLC, an investing firm that manages approximately $5 billion of assets and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments.

Other Current Directorships

•    Chairman of the board of directors of Loral Space & Communications Inc., a publicly-traded satellite communications company, since 2006, and Director. since 2005
•    Chairman of the board of directors of Lions Gate Entertainment Corp., a publicly-traded entertainment company, since 2015, and Director, since 2009
•    Chairman of the board of directors of Telesat Canada, a privately-held satellite company, since 2012, and Director since 2007
•    Member of the Board of Directors of Titan International, Inc., a publicly-traded wheel, tire and undercarriage systems and components company, since 2014
•    Member of the Board of Directors of Emisphere Technologies, Inc., a publicly-traded biopharmaceutical company, since 2005

Age 60 Director since October 2012 (Co-Independent Lead Director since October 2018) Committees Finance (Co-Chair) and Nominating & Governance
Past Directorships
• Member and chairman of the board of Leap Wireless International, Inc., a publicly-traded digital wireless company, from 2004 until its acquisition by AT&T in March 2014
Education

Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Skills and Qualifications

Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies engaged in a wide range of businesses. Dr. Rachesky’s broad and insightful perspectives relating to economic, financial and business conditions affecting the Company and its strategic direction well qualify him to serve on our Board.

2020 Proxy Statement	13

CORPORATE GOVERNANCE MATTERS

Andreas H. Renschler Independent
Professional Highlights

Mr. Renschler has been Chief Executive Officer of TRATON SE, a leading commercial vehicle manufacturer, since February 2015. He has also served as a member of the Board of Management of Volkswagen AG since February 2015. He served as a member of the Daimler AG Board of Management in charge of Manufacturing and Procurement at Mercedes-Benz Cars & Mercedes-Benz Vans from April 2013 to January 2014. Mr. Renschler began his career at Daimler-Benz AG in 1988. Following various posts at Daimler-Benz AG, he led the M Class unit, serving as President and CEO of Mercedes-Benz US. Later he served as Senior Vice President, Executive Management Development, at DaimlerChrysler AG and President of smart GmbH in the same year. He was assigned to Mitsubishi Motors in Japan in 2004 and was subsequently named a member of the Daimler AG Board of Management with responsibility for the Daimler Trucks Division.

Age 61 Director since February 2017 Committees Compensation and Nominating & Governance
Past Directorships
• Member of the Board of Management of Daimler AG from October 2004 to January 2014
Skills and Qualifications

Mr. Renschler has broad experience as a Chief Executive Officer, executive officer and board member of other automotive manufacturing companies. He possesses strong skills and experience in accounting, corporate governance, distribution (domestic and international), finance, human resources, compensation, employee benefits, manufacturing (domestic and international), marketing, mergers and acquisitions, purchasing, sales (domestic and international) and union/ labor relations matters, which well qualifies him to serve on our Board.

Christian Schulz Independent
Professional Highlights

Mr. Schulz has been the Chief Financial Officer and a member of the Board of Management of TRATON SE since June 2018. Previously he was in charge of Corporate Development, Strategy and Mergers & Acquisitions at TRATON SE from January 2017 to June 2018. As part of this role, he led the advancement of both TRATON SE’s strategic development and its strategic partnership.
Prior to joining TRATON SE, Mr. Schulz spent five years as Director of Controlling Operations worldwide at Mercedes-Benz Cars and its shareholdings abroad from 2011 to 2017. Mr. Schulz was the Controlling Director for Purchasing, Production, and R&D at Mitsubishi Fuso in Japan from 2008 to 2010. His previous roles included management responsibilities in the fields of finance and controlling at Daimler Group, including serving as Chief Financial Officer of the transmissions plant in Gaggenau, Germany.

Age 42 Director since August 2018 Committees Finance
Skills and Qualifications

Mr. Schulz possesses strong financial expertise, having served in key management roles in fields of finance, controlling and business development within the automotive manufacturing business. His background and experience well qualify him to serve on our Board.

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Kevin M. Sheehan Independent
Professional Highlights

From August 2016 to June 2018, Mr. Sheehan served as the President and Chief Executive Officer at Scientific Games, a gaming and lottery company. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. Mr. Sheehan previously held several senior positions with Norwegian Cruise Line Holdings Ltd., a global cruise company, from November 2007 to January 2015. These positions included President from August 2010 to January 2015; Chief Executive Officer from November 2008 to January 2015; and Chief Financial Officer from November 2007 to September 2010.

Age 66 Director since October 2018 Committees Audit and Compensation
Other Current Directorships

•    Director of Hertz Global Holdings, Inc. since August 2018 where he currently serves on the Finance and IT committees
•    Director of Dave & Buster’s, Inc. since 2013 where he currently chairs the Audit Committee and serves on the Finance Committee
•    Lead Director of Gannett Co., Inc. (formerly know as New Media Investment Group Inc.) since 2019, and Director since November 2013 where he chairs the Audit Committee and serves on the Compensation Committee

Past Directorships
• Director of Bob Evans Farms, Inc. from 2013 to 2017 where he served on the Audit Committee.
Education
Mr. Sheehan is a graduate of Hunter College and New York University Graduate School of Business (with a Masters degree in finance and taxation) and is a Certified Public Accountant.
Skills and Qualifications

Mr. Sheehan has broad experience as a Chief Executive Officer of several large, diversified corporations and as a member of the board of directors of other public companies. He has experience as a Chief Financial Officer of several global businesses. Mr. Sheehan possesses particular expertise, knowledge, and strong skills in accounting, corporate governance, finance, mergers and acquisitions, and treasury matters, which strengthens the Board’s collective knowledge, capabilities, and experiences and well qualifies him to serve on our Board.

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Dennis A. Suskind Independent
Professional Highlights

Mr. Suskind is a retired General Partner of Goldman Sachs & Company, a multinational finance company that engages in global investment banking. Mr. Suskind served as Vice Chairman of NYMEX, Vice Chairman of COMEX, a member of the board of the Futures Industry Association, a member of the board of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C.

Other Current Directorships

•    Director of CME Group, Inc., since August 2008 where he chairs the Risk Committee and also serves on the Audit Committee
•    Director of Bridge Bancorp Inc. since July 2002 where he is Vice Chairman and chairs the Governance Committee

Age 77 Director since October 2016 Committees Compensation (Chair) and Nominating & Governance
Skills and Qualifications

Mr. Suskind has broad experience as a member of other public company boards of directors, including as chairman of a risk committee and a governance committee. He possesses strong skills and experience in accounting, corporate governance, finance, human resources, marketing and mergers and acquisitions matters, which well qualifies him to serve on our Board.

The director appointed by UAW is not elected by stockholders at the Annual Meeting. During 2017, Jeffrey A. Dokho replaced Dennis D. Williams as the UAW appointed member.

Jeffrey A. Dokho Independent
Professional Highlights

Mr. Dokho is currently the Assistant Director of the United Automotive Workers’ ("UAW") Research Department, where he directs a group of financial analysts and oversees the union’s financial research and analysis. Mr. Dokho has worked on many high-profile contract negotiations between the UAW and large multinational companies and plays a leading role in the development and implementation of profit sharing plans, including those currently in place for UAW members at General Motors Company, Ford Motor Company and Fiat Chrysler Automobiles N.V. Before joining the UAW in 2006, Mr. Dokho was a Senior Analyst at Lear Corporation, a tier 1 supplier to the automotive industry. While at Lear, Mr. Dokho focused largely in mergers & acquisitions and joint ventures. From 2000 to 2002, Mr. Dokho provided both audit and business risk consulting to clients in a wide range of industries, including defense and manufacturing, while at Ernst & Young, a global public accounting firm. Prior to Ernst & Young, Mr. Dokho conducted regulatory compliance audits at the National Futures Association, the self-regulatory organization for the U.S. derivatives industry.

Age 45 Director since April 2017 Committees Audit and Finance
Education
Mr. Dokho received a B.A. in Accounting from Michigan State University and is a licensed Certified Public Accountant in the state of Michigan.
Skills and Qualifications

Mr. Dokho possesses a broad range of experience in accounting, financial analysis, business risk consulting, mergers and acquisitions and profit-sharing plan design and implementation, including in the automotive sector.

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Board Refreshment
The Board believes that periodic Board refreshment can provide new experiences and fresh perspectives to our Board. The Board also recognizes the need to maintain continuity and retain the benefit of relevant historical perspective and experiences. The current average director tenure is approximately 4 years.
Board Composition
Following a 33% and 25% refreshment in Board composition during 2017 and 2018, respectively, there were no changes in the composition of the Board during 2019. In addition, the Co-Lead Directors, committee chairs and committee membership remained unchanged during 2019.
Shareholder Nominations
Shareholders may nominate any person as a candidate for director for election at our 2021 annual meeting of stockholders by writing to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532 and complying with the procedures for director nomination set forth in the Company’s By-Laws. Your letter must be received by Navistar’s Corporate Secretary no earlier than September 28, 2020, and no later than October 28, 2020, and must include all of the information required by the Company’s By-Laws including, but not limited to, the proposed nominee’s biographical information and principal occupation, the number of shares of capital stock of the Company which are owned by the proposed nominee, appropriate information about the proposed nominee that would be required to be included in a proxy statement under the rules of the SEC, the number of shares held by you, information about the relationship between the proposed nominee and you, any pending or threatened litigation in which the proposed nominee is a party and a representation that you intend to appear in person or by proxy at the meeting to nominate the proposed nominee. Your letter must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. You may only recommend a candidate for director if you hold shares of Common Stock on the date you give the notice described above, on the record date for the annual meeting of stockholders at which you propose such nominee be elected and on the date of the annual meeting of stockholders at which you propose such nominee be elected.
Board Tenure Policy
There are no term limits and there is no maximum retirement age for directors. The Board does not believe that such arbitrary limits on a director's service are appropriate. However, the Board also believes that a director should not have an expectation of being renominated at the end of his or her term.

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The Board’s Role and Responsibilities
Overview
Under the direction of the Chief Executive Officer, the Company's senior officers are responsible for the day-to-day operations of the Company, implementation of the strategic plan, the financial and management policies of the Company and the preparation of financial statements and other reports reflecting information about the Company. However, the Board oversees these activities. Taking an active role in the Company's strategic direction, the Board continuously refreshes its knowledge of the Company's products, markets, distribution networks, customers, competitors and culture. The Board assesses risk, evaluates management's performance, plans for successors and provides overall guidance and direction to the Company.
Role in Risk Management
Our Board has overall responsibility for the oversight of risk management at our Company.

BOARD OF DIRECTORS
•    Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.
•    While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. Each of the Board committees periodically reviews these risks and then discusses the process and results with the full Board.

AUDIT COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE

•    Responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management
•    Focuses on the Company's management of financial risk exposure
•    Oversees risks related to the Company's financial statement compliance and control environment
• Oversees risks related to corporate governance, including risk related to the political environment
•    Assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to assessment, selection, succession planning, training and development of executives of the Company

•    Responsible for overseeing policies with respect to financial risk assessment and financial risk management including, without limitation, risks relating to liquidity/access to capital and macroeconomic trends/environment risks

MANAGEMENT
•    Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage and monitor risks that our Company faces.
•    Enterprise Risk Management operates within our Internal Audit and Corporate Compliance department.

CYBERSECURITY RISK MANAGEMENT
The Board recognizes the threats and consequences posed by cybersecurity incidents and is committed to the Company's creation and maintenance of a robust process to prevent, timely detect and mitigate the effects of any such events on the Company. The Audit Committee oversees the Company's controls related to cybersecurity. The Company's Chief Information Officer gives regular reports to the Audit Committee on cyber risks and threats, the status of ongoing efforts to strengthen the Company's information security systems, assessments of the Company's security program and the emerging threat outlook. In turn, the Audit Committee updates the full Board on these matters.

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Code of Conduct
Our Code of Conduct embodies a code of ethics (the ‘‘Code’’) applicable to all of our directors, officers and employees. The Code establishes the principles, policies, standards and conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of the Code is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (http://www.navistar.com/navistar/investors/corporategovernance/documents) any amendments to, or waivers from, the Code that are required to be publicly disclosed under the rules of the SEC.
The Audit Committee has established procedures for employees, vendors and other interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:

VIA THE NAVISTAR BUSINESS ABUSE AND COMPLIANCE HOTLINE	WRITE TO THE AUDIT COMMITTEE	E-MAIL THE AUDIT COMMITTEE
1-877-734-2548 or via the Internet at https://iwf.tnwgrc.com/navistar/	Audit Committee c/o Corporate Secretary Navistar International Corporation 2701 Navistar Drive Lisle, Illinois 60532	Audit.committee@navistar.com
Management Succession Planning
The Board's Nominating and Governance Committee exercises primary responsibility for planning and running the process for a CEO succession and makes recommendations for action to the independent directors. The Compensation Committee holds responsibility for assisting the CEO with succession planning for other executives. The Compensation Committee reviews programs for assessment, selection, and succession planning for executive officers and key executives of the Company and its material subsidiaries, and programs for training and development of executive level employees of the Company taking into account such objectives as diversity, and oversees any associated risks.

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CORPORATE GOVERNANCE MATTERS

Board Structure
Board Leadership Structure
The Company’s Corporate Governance Guidelines require the Board to select the Chairman of the Board and the CEO and to determine from time to time whether the positions are combined and filled by one person or separated and filled by two persons. Prior to 2013, our CEO served as Chairman and we had an Independent Lead Director. Beginning in April 2013, with the appointment of Mr. Clarke as our CEO, our Board decided to select one of our independent directors to serve as Chairman. Upon that director’s retirement at the 2017 Annual Meeting, the Board determined that it was an appropriate time to appoint Mr. Clarke as Chairman. Mr. Clarke would continue to serve as the CEO as well. Accordingly, also at the 2017 Annual Meeting, General Stanley McChrystal was selected as the Independent Lead Director. However, General McChrystal elected to not stand for re-election at the 2018 Annual Meeting. The Board continued to believe that this leadership structure was in the best interests of the Company and its stockholders, but it did not immediately identify a successor Independent Lead Director. After careful consideration and discussion by and among the Nominating and Governance Committee and the full Board, on October 16, 2018, Vincent J. Intrieri and Mark H. Rachesky were selected and currently serve as the Co-Independent Lead Directors.
Board Independence
We believe that a substantial majority of the members of our Board should be independent non-employee directors. Our Board has affirmatively determined that ten of our eleven directors, namely Dr. Rachesky and Messrs. Alapont, D’Arcy, Dokho, Intrieri, Miller, Renschler, Schulz, Sheehan and Suskind, qualify as ‘‘independent directors’’ in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence. Each of these directors has also been determined to be financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.
Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director or his family member is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm. This process included a review of the continuing development of Navistar’s commercial relationships with TRATON for which Messrs. Renschler and Schulz serve as the Chief Executive Officer and Chief Financial Officer, respectively. More information on the TRATON relationship is set forth in the Related Party Transactions and Approval Policy portion of the Corporate Governance section of this proxy statement.
Executive Sessions
At the conclusion of each regularly scheduled Board meeting, the Board will meet in executive session without management present other than Mr. Clarke. In addition, and as provided by the Corporate Governance Guidelines, the Board meets in an executive session of independent directors a minimum of three (3) times per year to review the Company's strategic plan and CEO performance and compensation and to conduct its self-evaluation process.

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CORPORATE GOVERNANCE MATTERS

Board Committees
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.
Below is a table indicating committee membership and a description of each committee of the Board.

Committee Membership (as of December 31, 2019)
Members	Audit	Compensation	Finance	Nominating & Governance
Troy A. Clarke
José María Alapont
Stephen R. D’Arcy
Jeffrey A. Dokho
Vincent J. Intrieri
Raymond T. Miller
Mark H. Rachesky
Andreas H. Renschler
Christian Schulz
Kevin M. Sheehan
Dennis A. Suskind

Chair	Co-Chair	Member
Audit Committee

Current Members Stephen R. D’Arcy (Chair) Jeffrey A. Dokho Raymond T. Miller Kevin M. Sheehan Meetings in 2019 8 Attendance 100%
Roles and Responsibilities
•    Assists the Board in fulfilling its responsibility for oversight of the Company’s financial reporting process, the Company’s legal and regulatory compliance, the retention, compensation, engagement partner selection, independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function and corporate compliance function
•    Reviews the audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviews the audit of the Company’s accounts with the independent registered public accounting firm and the internal auditors, considers the adequacy of the audit scope and reviews and discusses with the auditors and management the auditors’ reports
•    Reviews environmental reports and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors
•    Reviews and decides on conflicts of interest and waivers of compliance with the Company’s Code of Conduct that may affect executive officers and directors and discusses policies and guidelines with respect to risk assessment and risk management
•    Reviews and recommends to the Board that the Board either approve, ratify, reject or take other action with respect to related person transactions and it prepares and approves the Audit Committee Report for inclusion in the Company’s proxy statement
All members of the Audit Committee are independent and the Board designated each of the Audit Committee members as an ‘‘audit committee financial expert,’’ as defined by applicable law, rules and regulations.
The Audit Committee conducted an evaluation of its performance in October 2019. Additional information on the roles and responsibilities of the Audit Committee is provided in the Audit Committee Report section of this proxy statement.

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Compensation Committee

Current Members Dennis A. Suskind (Chair) Raymond T. Miller Andreas H. Renschler Kevin M. Sheehan Meetings in 2019 7 Attendance 86%
Roles and Responsibilities
•    Makes recommendations to the Board with respect to the appointment and responsibilities of all executive officers
•    Reviews and approves the compensation of executive officers who are not also directors of the Company
•    Reviews and approves the Company’s compensation strategy and any associated risks
•    Recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company
•    Administers the Company’s equity and incentive compensation plans
•    Engages the compensation consultants that advise the Compensation Committee
•    Approves the consultants’ fees and terms of engagement
•    Furnishes an annual Compensation Committee Report on executive compensation
•    Reviews and discusses the Compensation Discussion & Analysis (‘‘CD&A’’) with management and recommends to the Board the inclusion of the CD&A in the Company’s proxy statement
•    Upon management’s recommendation, reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans
•
Oversees the development and implementation of succession plans for senior executives (with the exception of our CEO)
In 2019, the Compensation Committee continued its annual delegation of authority to approve certain equity awards pursuant to the 2013 Performance Incentive Plan ("2013 PIP") to the Committee Chair, Dennis A. Suskind. The equity awards are for retention, new hire, promotion or special recognition purposes and are subject to share- and value-based limitations established by the Compensation Committee. Periodically, but no less frequently than annually, such awards are communicated to the other members of the Compensation Committee. The Compensation Committee conducted an evaluation of its performance in October 2019. Additional Information on the roles and responsibilities of the Compensation Committee is provided in the CD&A section of this proxy statement.

Finance Committee

Current Members Vincent J. Intrieri (Co-Chair) Mark H. Rachesky (Co-Chair) José María Alapont Jeffrey A. Dokho Christian Schulz Meetings in 2019 8 Attendance 95%
Roles and Responsibilities
•    Reviews the Company’s financing requirements, procedures by which projections and estimates of cash flow are developed, dividend policy and investment spending and capital expenditure budgets
•    Oversees the Company’s policies with respect to financial risk assessment and financial risk management, including liquidity and access to capital and macroeconomic trends/ environment risks
The Finance Committee conducted an evaluation of its performance in October 2019.

Nominating and Governance Committee

Current Members José María Alapont (Chair) Vincent J. Intrieri Mark H. Rachesky Andreas H. Renschler Dennis A. Suskind Meetings in 2019 5 Attendance 92%
Roles and Responsibilities
•    Responsible for the organizational structure of the Board and its committees
•    Recommending to the Board the directors to serve on the standing Board committees
•    Reviewing and making recommendations to the Board concerning nominees for election as directors and CEO succession planning
•    Reviewing and making recommendations to the Board concerning corporate governance practices and policies and changes to our Restated Certificate of Incorporation and our By-Laws
•    Overseeing risks related to corporate governance and the political environment
•    Leads the Board in its self-evaluation process
•    Monitors compliance with the Corporate Governance Guidelines
The Nominating and Governance Committee conducted an evaluation of its performance in October 2019.

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Board Practices, Policies and Processes
History of Commitment to Good Governance Practices
During 2019, we strove to maintain effective governance practices and policies, and to solicit and consider input from our stockholders. Beginning with the 2014 Annual Meeting, the Board was declassified and all directors became subject to annual election to one-year terms. In February 2017, upon the election of Troy A. Clarke, our Chief Executive Officer, as Chairman, the Board appointed General (Retired) Stanley A. McChrystal as the Independent Lead Director. Currently, Vincent J. Intrieri and Mark H. Rachesky serve as Co-Independent Lead Directors. In addition to these actions, we believe that the following items, among others, contribute to a strong governance and compensation profile:

•	10 of 11 directors are independent under our Corporate Governance Guidelines and the NYSE listing standards.
•	We have Co-Independent Lead Directors.
•	We have Board standing committees that are composed of 100% independent directors.
•	We have a declassified Board.
•	We have stockholder representation on all of our Board committees.
•	We have a director resignation policy for directors who fail to obtain a majority vote.
•	We have no super-majority voting provisions to approve transactions, including a merger.
•	We have a claw-back policy to recoup incentive-based compensation in the event of an accounting restatement or intentional misconduct.
•	We do not provide tax gross-ups for perquisites and other similar benefits to Section 16 Officers and we do not provide tax gross-ups for any cash or equity awards for any employees.
•	We have ‘‘double trigger’’ change in control benefits.
•	Our NEOs and directors are subject to stock ownership guidelines and stock retention requirements.
•	Our executives and directors are prohibited from engaging in short sales, derivatives trading and hedging transactions, and we impose restrictions on pledges and margin account use.
Board Meetings and Attendance
In 2019, the full Board met 9 times. In addition, the Board’s independent directors met 3 times in executive session without management present to evaluate the performance of the CEO and discuss CEO succession, corporate strategies and the self-assessment process for the Board and its committees. The chairs of our Audit, Compensation, Nominating and Governance and Finance Committees of the Board each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of his committee.
During 2019 each of the directors attended 75% or more of all the meetings of the Board and the committees on which he serves with the exception of Andreas H. Renschler and Christian Schulz. The average attendance of all directors at meetings of the Board and the committees on which they served in 2018 was 92%. We encourage all Board members to attend all meetings, including the Annual Meeting. Ten of our eleven directors who were directors at the time of our 2019 annual meeting of stockholders attended that meeting with one of the ten participating by teleconference.
Board Performance Evaluation
The Board documented its governance practices, policies and procedures in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In October 2019, the Board conducted an evaluation of the committees and the Board.
Director Orientation and Continuing Education
When joining the Board, a new director is provided with a Directors' Reference Book which gives an overview of the Company, its senior management and its governance structure. As soon as practicable following election to the Board, the new director is scheduled to spend a day in individual or small group meetings with members of the senior management team and selected members of their staffs. In addition, directors have opportunities for continuing education and also receive regular presentations at Board meetings.

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Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value.
Transactions with Related Persons
Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee will then make a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process will be undertaken by the Board and the Audit Committee in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.
A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.
Since the beginning of 2019, the following related-person transactions occurred:
TRATON, Andreas H. Renschler and Christian Schulz. The Company and its subsidiaries have historically had a series of commercial relationships with TRATON and its affiliates and subsidiaries, and the parties entered into additional transactions prior to and during 2019. The total aggregate value of these transactions amounted to approximately $169,318,441 during 2019. As of December 31, 2019, TRATON is a 16.8% stockholder of the Company and is therefore a related person. Messrs. Renschler and Schulz, who are members of our Board, are also the Chief Executive Officer and Chief Financial Officer, respectively, of TRATON. By virtue of their positions as officers of TRATON, Messrs. Renschler and Schulz are deemed to have an indirect material interest in the Company’s transactions with TRATON. The related person transactions which existed, were entered into or are currently being proposed between the Company and TRATON during 2019 and the first two months of 2020 (the "TRATON Transactions”) are as follows:

1.
Navistar pays MAN Truck & Bus AG (“MAN”), an indirect subsidiary of TRATON, a royalty for the use of certain base technology associated with our current A26 diesel engine and our discontinued 13 liter diesel engine. The royalty payment for 2019 was €2,102,000 (US$2,363,823).

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CORPORATE GOVERNANCE MATTERS

2.
MWM International Motores, S.A. (“MWM”), one of our Brazil operating subsidiaries, purchases various parts from MAN and its direct and indirect subsidiaries, and generators from Scania AB, a subsidiary of TRATON. In 2019, the amount paid for such parts, including commissions, was US$2,479,487.

3.
MWM contract manufactures the D08 engine (6.9 and 4.6 liter) for MAN Latin America Indústria e Comércio de Veículos Ltda. (“MAN Latin America”), an indirect subsidiary of TRATON. MWM assembles and supplies D26 13L engines, produces the D26 block cylinder and sells loose engines and spare parts to MAN Latin America. MWM also sells block cylinders to MAN. The net revenue associated with this relationship during 2019 was approximately US$157,299,423.

4.
Global Truck & Bus Procurement LLC (the “Procurement JV”), a joint venture entity, was formed and commenced operations in 2017. Owned 51% by TRATON, LLC (formerly known as Volkswagen Truck & Bus, LLC), a subsidiary of TRATON, and 49% by International Truck and Engine Investments Corporation (“ITEIC”), an indirect subsidiary of the Company, the purpose of the Procurement JV is to make sourcing recommendations to TRATON and Navistar. The Procurement JV’s annual operating budget is funded on a cost plus basis. In 2019, the parties each made operating cost payments to the Procurement JV in the amount of $2,310,041.

5.
Certain of our subsidiaries have entered into agreements, or are currently proposing to enter into agreements, with certain indirect subsidiaries of TRATON with respect to supplying us with big bore diesel engines with after-treatment and transmissions, certain consulting and /or engineering services in connection with our development and building of a prototype electric school bus, an electric battery for medium duty trucks, and a transmission for use with A26 engines. Payments made by us under these agreements during 2019 totaled US$2,789,368.

6.
Certain direct or indirect subsidiaries or affiliates of TRATON have paid MWM for engineering services related to the homologation of engines and the distribution and after-sale support for certain MAN engines. Payments made to us associated with this relationship totaled US$284,650 during 2019.

7.
Navistar has entered into arrangements with certain direct and indirect subsidiaries of TRATON for the lease of certain office spaces, workshops, studies and training. Payments made pursuant to these arrangements totaled US$621,384 in 2019. Navistar has leased vehicles manufactured by Volkswagen AG for certain of its salesforce, through a third party leasing company which is not affiliated with Navistar or TRATON. The amount paid by Navistar to the third party leasing company for such vehicles in 2019 was US$1,171,265.

Each of the TRATON Transactions was the result of arms-length negotiations with no unique concessions on pricing or other terms and conditions, and certain of the transactions are of long-term strategic importance to the Company. The Audit Committee and the Board considered these factors and in December 2019 the Board, upon the recommendation of the Audit Committee and with Messrs. Renschler and Schulz not participating since they have an indirect material interest, approved and ratified the TRATON Transactions on the basis that the Navistar/TRATON relationship is in the best interests of the Company.
Walter Borst. As an executive officer of the Company, Walter Borst is a related person. Mr. Borst currently serves as a trustee of Kettering University. The Company has pledged a charitable gift to Kettering University in the amount of $2,000,000 to be paid in five annual payments of $400,000. The first payment was made in 2019. The gift funds technology research, scholarships for STEM students, and the naming rights for Kettering University's corporate common space. In December 2018, the Audit Committee and the Board reviewed, approved and ratified the Kettering University charitable pledge.

2020 Proxy Statement	25

CORPORATE GOVERNANCE MATTERS

Compensation of Directors
Director Compensation for 2019
In recent years, our non-employee director pay has been low in comparison to our peer group of companies. In 2019, during our annual review of director compensation, our analysis of competitive survey data, peer group proxy information, and general industry practices confirmed that our non-employee director total direct compensation was still below median, with our total cash compensation and our total equity compensation being at the lowest levels amongst our peers. Based on these findings, on October 15, 2019, the Board approved several changes to non-employee director compensation.
The following table describes components of non-employee director compensation in effect during calendar 2019 and the new compensation program that will become effective January 1, 2020 (unless otherwise noted):

Compensation Element	Calendar Year 2019 Compensation Program	New Calendar Year 2020 Compensation Program
Annual Retainer	$130,000 retainer (paid quarterly); $105,000 paid in cash, $25,000 paid in fully vested shares of our Common Stock	$115,000 cash retainer (paid quarterly); $150,000 equity retainer paid in restricted stock units that vest on the first anniversary of the grant
Lead Director Additional Annual Retainer	$25,000	$25,000
Committee Chairman Additional Annual Retainer	$25,000 for Audit Committee $15,000 for Compensation Committee $15,000 for Finance Committee $15,000 for Nominating and Governance Committee	$25,000 for Audit Committee $15,000 for Compensation Committee $15,000 for Finance Committee $15,000 for Nominating and Governance Committee
Committee Member Additional Annual Retainer	None	None
Attendance Fees	None	None
Stock Options
5,000 shares annually (the exercise price is equal to the fair market value of our Common Stock on the date of grant) which vest in equal annual installments on the first three anniversaries of the grant date.
None
Other Benefits
We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

Special Committees	Determined on a case by case basis.	Determined on a case by case basis.

26

CORPORATE GOVERNANCE MATTERS

The following table provides information concerning the compensation of our non-employee directors for 2019. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(2)(3)(4)(5)(6)	Option Awards ($)(5)(6)(7)	All Other Compensation ($)	Total ($)
José María Alapont	117,545	24,968	63,000	—	205,513
Stephen R. D'Arcy	127,545	24,968	63,000	—	215,513
Jeffrey A. Dokho(8)	—	—	—	—	—
Vincent J. Intrieri	122,928	25,000	63,000	—	210,928
Raymond T. Miller	—	128,342	63,000	—	191,342
Mark H. Rachesky	—	147,928	63,000	—	210,928
Andreas Renschler	103,374	24,968	63,000	—	191,342
Christian Schulz(9)	—	—	—	—	—
Kevin M. Sheehan	103,374	24,968	63,000	—	191,342
Dennis A. Suskind	—	142,513	63,000	—	205,513

(1)	Amounts in this column reflect fees earned by our non-employee directors in 2019.

(2)
Under our Non-Employee Directors Deferred Fee Plan (the ‘‘Deferred Fee Plan’’), our directors who are not employees received an annual retainer, payable quarterly, at their election, either in shares of our Common Stock or in cash. A director may elect to defer any portion of such compensation until a later date in deferred share units (" DSUs") or in cash. Each such election is made prior to December 31st for the next succeeding calendar year or within 30 days of first joining the Board. Mr. Intrieri, Mr. Miller, Dr. Rachesky, and Mr. Suskind elected to defer the receipt of some or all of their compensation received for their retainer fees in 2019. Mr. Intrieri deferred receipt of 100% of the 2019 first calendar year quarterly retainer fee normally paid in shares of our Common Stock and received a total of 773.994 DSUs in 2019. Mr. Miller deferred receipt of 100% of his quarterly retainer fees in DSUs and received 4,250.691 DSUs in 2019. Dr. Rachesky deferred receipt of 100% of his quarterly retainer fees, except the portion payable in shares of our Common Stock, in calendar year 2019 and received 4,112.483 DSUs. Mr. Suskind deferred receipt of 100% of his quarterly retainer fees, except the portion payable in shares of our Common Stock, in calendar year 2019 and received 3,943.587 DSUs. The amount of DSUs for Mr. Intrieri, Mr. Miller, Dr. Rachesky, and Mr. Suskind has been credited as stock units in an account under each of their names at the then current market price of our Common Stock. The units issued to Mr. Intrieri during 2019 will be converted into Common Stock and issued within 60 days after his separation from service on the Board. The units issued to Mr. Miller, Dr. Rachesky, and Mr. Suskind during 2019 will be converted into Common Stock and issued within 60 days after January 1, 2020.

(3)
Effective April 1, 2019, each non-employee director, other than Mr. Dokho and Mr. Schulz, received 773 shares of our Common Stock in lieu of $25,000 of their first quarter retainer, except for Mr. Intrieri and Mr. Miller who each elected to defer receipt of their shares in DSUs, as described in footnote 2 above. The grant date fair value of the restricted stock and DSUs was determined in accordance with FASB ASC Topic 718. Mr. Dokho does not personally receive compensation for his service on the Board, as noted under footnotes 5 and 8 below, and Mr. Schulz has declined compensation for his service on the Board. For additional information regarding assumptions underlying valuation of equity awards see Note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2019.

(4)
The aggregate number of shares subject to stock awards granted by the Company that were outstanding for each non-employee director as of October 31, 2019, including DSUs earned or owned by Mr. Intrieri, Mr. Miller, Dr. Rachesky, and Mr. Suskind is indicated in the table below. All of these stock awards and DSUs are 100% vested:

Name	Total Number of Stock Awards Outstanding (#)
José María Alapont	1,509
Stephen R. D'Arcy	2,156
Jeffrey A. Dokho	—
Vincent J. Intrieri	10,956
Raymond T. Miller	5,647
Mark H. Rachesky	32,724
Andreas H. Renschler	1,244
Christian Schulz	—
Kevin M. Sheehan	773
Dennis A. Suskind	8,017

(5)
At the request of the UAW, the UAW representative director, Jeffrey Dokho, does not receive stock or stock option awards. Mr. Schulz has declined compensation for his service on the Board at this time.

(6)
The values in these columns reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. For additional information see Note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2019, regarding assumptions underlying valuation of equity awards.

2020 Proxy Statement	27

CORPORATE GOVERNANCE MATTERS

(7)	The number of options granted in 2019 and the aggregate number of stock options outstanding for each non-employee director as of October 31, 2019, are indicated in the table below.

Name	Total Stock Option Awards Outstanding at 2019 Year End	Option Awards Granted During Fiscal 2019 (#)	Grant Price ($)	Grant Date Fair Value of Option Awards Granted During Year ($)(a)
José María Alapont	15,000	5,000	27.31	63,000
Stephen R. D’Arcy	15,000	5,000	27.31	63,000
Jeffrey A. Dokho	—	—	—	—
Vincent J. Intrieri	30,000	5,000	27.31	63,000
Raymond J. Miller	5,000	5,000	27.31	63,000
Mark H. Rachesky	35,000	5,000	27.31	63,000
Andreas H. Renschler	10,000	5,000	27.31	63,000
Christian Schulz	—	—	—	—
Kevin M. Sheehan	5,000	5,000	27.31	63,000
Dennis A. Suskind	15,000	5,000	27.31	63,000

(a)
These amounts do not reflect compensation realized by our directors. The amounts shown represent the value of the stock options based on the grant date fair value of the award as determined in accordance with FASB ASC Topic 718. The stock options generally vest over a three year period with ⅓rd vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested. The stock options granted on December 11, 2018, expire ten years after the date of grant. For additional information regarding assumptions underlying valuation of equity awards see Note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2019.

(8)
At the request of the UAW, the organization which recommended Mr. Dokho to the Board, the entire cash portion of Mr. Dokho's annual retainer is contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care and life insurance benefits.

(9)	As stated in footnote 5 above, Mr. Schulz has declined receiving compensation for his service on the Board at this time. For 2019 the Company would have paid Mr. Schulz the sum of $191,342.
Share Ownership Guidelines
To encourage non-employee directors to own our shares, $25,000 of each non-employee director’s annual retainer in calendar year 2019 was paid in the form of fully vested shares of our Common Stock. For calendar year 2020, instead of $25,000 of each non-employee director's annual retainer being paid in the form of fully vested shares of our Common Stock and in lieu of an annual stock option grant, each non-employee director will receive restricted stock units ("RSUs") valued at $150,000 on the award date. The RSUs are provided pursuant to the 2013 PIP and will vest on the first anniversary of the grant date. For additional information regarding the 2013 PIP, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2019. Effective January 1, 2020, non-employee directors are subject to share ownership guidelines under which they are expected to own shares equivalent to five times their annual cash retainer. The current share ownership guidelines provide that they are expected to own shares equivalent to three times their annual cash retainer. The expectation under the share ownership guidelines is for a director to meet the share ownership level within five years of joining the Board.
Deferred Fee Plan for Non-Employee Directors
Under our Non-Employee Directors' Deferred Fee Plan, non-employee directors may defer fees otherwise payable in the form of cash or restricted stock or stock units. The amount otherwise payable in cash may be deferred in cash or in deferred share units ('DSUs"). Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his election to defer. The amount otherwise payable in restricted stock or stock units may be deferred in DSUs. Any amount deferred in DSUs is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our Common Stock at the date specified by the director at the time of his or her election to defer. Elections to defer are made in the calendar year prior to the year in which the fees are earned.
Compensation Committee Interlocks and Insider Participation
Andreas H. Renschler, a member of the Compensation Committee of the Board, has an indirect material interest in related person transactions between the Company and TRATON because he is the Chief Executive Officer of TRATON. A description of the related person transactions between the Company and TRATON during 2019 is set forth in the Related Party Transactions and Approval Policy portion of the Corporate Governance section of this proxy statement.

28

EXECUTIVE COMPENSATION

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
Your Board of Directors recommends a vote FOR the approval of named executive officer compensation.
At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding advisory vote on executive compensation on an annual basis. In light of those results, our Board determined that the Company will continue to hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency interval will be held at our 2023 annual meeting of stockholders.
The Company places importance on the feedback of our stockholders regarding our compensation practices. We are focused on continuously reviewing and improving such practices in order to best align executive pay with Company performance. At our 2018 and 2019 annual meetings of stockholders, our stockholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation by approximately 99% of those voting in both years. Since that time we have continued our stockholder outreach initiatives and our continuous efforts to best align executive pay with Company performance.
As described more fully in our Compensation, Discussion and Analysis (“CD&A”), our executive compensation programs for our NEOs, as well as other executives, are designed to closely align executive rewards with the total return to stockholders and both corporate and individual performance. As evidence of our commitment to align executive pay with Company performance:

•	The 2017 LTI performance results are slightly above target for the performance-based portion of the award.

•	The 2018 LTI performance results are projected to be above target for Adjusted EBITDA and at target for Revenue Growth.

•	The 2019 LTI performance results are projected to be above target for Adjusted EBITDA and at target for Revenue Growth.

•	The 2019 AI awards will be paid out at 134.7% of target percentage due to our achievements.
The Board urges our stockholders to read the CD&A, which describes in more detail the changes made to the executive compensation programs and how the executive compensation programs are designed to support our Company and our business strategies in concert with our culture, compensation philosophies and guiding principles. We believe that the Company’s executive compensation programs appropriately align pay and performance and enable the Company to attract and retain talented executives within our industry.
We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement, as required pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a ‘‘say-on-pay’’ proposal, gives you as a stockholder the opportunity to express your views on our 2019 executive compensation policies and procedures described in this proxy statement.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this proxy statement. Accordingly, we ask our stockholders to vote ‘‘FOR’’ the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the Annual Meeting.
Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote, as we did last year. The Compensation Committee will consider our stockholders’ concerns and take into account the outcome of ‘‘say-on-pay’’ votes when designing future executive compensation programs. The Board recommends that you indicate your support for the Company’s executive compensation in 2019, as outlined in the above resolution.

29

EXECUTIVE COMPENSATION

Report of the Compensation Committee
The Compensation Committee reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the CEO.

The Compensation Committee	Independent Board members (non-Compensation Committee members)
Dennis A. Suskind, Chairman	José Marìa Alapont
Raymond T. Miller	Stephen R. D’Arcy
Andreas H. Renschler	Jeffrey A. Dokho
Kevin M. Sheehan	Vincent J. Intrieri
Mark H. Rachesky
Christian Schulz
(Approved by the Compensation Committee, with Raymond T. Miller serving as Chair Pro Tem, and the other independent members of the Board except Christian Schulz on December 9, 2019. Dennis A. Suskind and Christian Schulz were unable to attend the meeting.)
Compensation Discussion & Analysis
In this section, we describe our executive compensation philosophy and program, which is intended to support our strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other NEOs were compensated in 2019 and describe how their compensation fits within our executive compensation philosophy.
The following are our fiscal 2019 NEOs that will be discussed throughout the CD&A.

TROY A. CLARKE President and Chief Executive Officer	WALTER G. BORST Executive Vice President and Chief Financial Officer	PERSIO V. LISBOA Executive Vice President and Chief Operating Officer	WILLIAM V. MCMENAMIN President, Financial Services and Treasurer	CURT A. KRAMER Senior Vice President and General Counsel
Executive Overview
Highlights of 2019 Results – Financial and Strategic

• Core market share up 1.3 points ◦ Class 6/7 up 3.7 points • Revenue up 10%, primarily reflects higher volumes in our Core markets • Core chargeouts up 18% ◦ Up double digits in Class 8 and Class 6/7 trucks
•
Adjusted net income up 29% to $423 million
•
Adjusted EBITDA up 7% to $882 million
•
Opened new parts distribution center in Olive Branch, MS near Memphis, TN
•
Expanded our service network through our partnership with Love's Travel Stops
•
Continued cadence of actions to improve the balance sheet

30

EXECUTIVE COMPENSATION

OPERATIONAL RESULTS ($ in millions, except figures expressed as per share)

	Years Ended October 31(A)
	2019	2018
Chargeouts(B)	87,200	73,900
Sales and revenues	$11,251	$10,250
Net income(C)	$221	$340
Diluted income per share(C)	$2.22	$3.41
Adjusted Net income	$423	$327
Adjusted EBITDA	$882	$826
Adjusted EBITDA margin	7.8%	8.1%
Note: Contains non-GAAP information

(A)	2019 results reflect ASC 606 while 2018 results are as reported

(B)	Includes U.S. and Canada School buses and Class 6-8 trucks.

(C)	Amounts attributable to Navistar International Corporation. Excludes net income attributable to non-controlling interests.
2019 Executive Compensation Highlights
During 2019, we grew our business, focusing our efforts on becoming the #1 choice in our industry. From our industry leading uptime for our customers to our continued market share growth, we demonstrated why we are the best investment choice in the industry. Moving forward, we are well positioned to continue our intense focus on costs to fund our growth initiatives, keep growing our market share and maximize shareholder return.
An overall objective of our executive compensation program is to maintain a linkage between pay and performance, both long-term and short-term. Earning Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a key pay component linked to pay for performance and our short and long-term incentives. In 2019 the Company saw an improvement of approximately $56M in adjusted EBITDA. Also in 2019:

•	The Company approved 2019 long-term equity awards for each executive based on an assessment of such executive’s performance and scope of the executive’s role.

•	Based on 2019 results, the 2019 LTI awards based on performance measures are projected to be above target for adjusted EBITDA and at target for Revenue Growth.

•	Based on 2019 performance measures of our short-term annual incentive plan, 2019 AI awards will be paid at 134.7% of target.

•
For 2020, AI performance goals as determined by our Compensation Committee will include Market Share, Cost, Liquidity and A26 Sales Mix with both an adjusted EBITDA multiplier and an individual performance factor.

In 2019, the Compensation Committee took the following actions with respect to the Company’s executive compensation program:

•
Maintained our clawback policy, which enables the Company to recover incentive-based compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct; and

•	Continued to exclude pro-rata bonus from the calculation of any pension/retirement benefit under our Executive Severance Agreements.

2020 Proxy Statement	31

EXECUTIVE COMPENSATION

Pay for Performance
We continue to take actions that we believe will improve our efficiency and performance and continue to evaluate additional opportunities to enhance value to our customers. We had many accomplishments in 2019, including opening a new parts distribution center in Olive Branch, Mississippi, launching a new business unit, NEXT eMobility Solutions, to deliver customized electrification solutions in the truck and school bus markets, expanding to the industry’s largest service network through our partnership with Love’s Travel Stops, and increasing our core market share. For 2019, AI awards will be paid out at 134.7% of target.
With respect to LTI, the 2017, 2018 and 2019 LTI plans were 50% performance-based and 50% time-based. Based on Company results:

•	The 2017 LTI performance results are slightly above target for the performance-based portion of the award.

•	The 2018 LTI performance results are projected to be above target for Adjusted EBITDA and at target for Revenue Growth.

•	The 2019 LTI performance results are projected to be above target for Adjusted EBITDA and at target for Revenue Growth.
The following table outlines the LTI awards granted to our NEOs for 2017, 2018 and 2019, along with the tracking performance of those awards as of October 31, 2019.

FY 2017

Portion of LTI Award	Award Type	Performance Measure	Goals/Conditions	Results	Adjustment for 3-Year Relative TSR Modifier (+/- 25%)
	Performance RCUs —Adjusted EBITDA	Adjusted EBITDA in each year and cumulatively over all three years	2017: $600M 2018: $700M 2019: $825M 2017-2019: $2.125B	2017: $582M 2018: $826M 2019: $882M 2017-2019: $2.29B => 107.25% Payout	-3%
	Performance RCUs —Market Share	Market Share in each year and cumulatively over all three years	2017: 16.3% 2018: 17.8% 2019: 18.4% 2017-2019: 17.5%	2017: 17.3% 2018: 17.5% 2019: 18.8% 2017-2019: 17.9% => 101% Payout	-3%
	Time-Based RSUs	Value realized is determined by stock price	Continued service	Share price on 10/31/19 = $31.28	NA
	Stock Options	Value realized is determined by increase (if any) in stock price over strike price of $27.48	Continued service	Share price on 10/31/19 = $31.28	NA

32

EXECUTIVE COMPENSATION

FY 2018

Portion of LTI Award	Award Type	Performance Measure	Goals/Conditions	Results	Adjustment for 3-Year Relative TSR Modifier (+/- 25%)
	Performance RCUs —Adjusted EBITDA	Total Adjusted EBITDA, 2018-2020	Threshold: $1.818B Target: $2.272B Distinguished: $2.726B	2018 Performance is projected to be above target	projected to be below target
	Performance RCUs —Revenue Growth	Revenue Growth in each year and cumulatively over all three years	2018: 10% 2019: 4.8% 2020: 5.4% 2018-2020: 21.5%	2018 Performance is projected to be at target	projected to be below target
	Time-Based RSUs	Value realized is determined by stock price	Continued service	Share price on 10/31/19 = $31.28. Exercise price/closing price grant	N/A
	Stock Options	Value realized is determined by increase (if any) in stock price over strike price of $40.18.	Continued service	Share price on 10/31/19 = $31.28.	N/A

FY 2019

Portion of LTI Award	Award Type	Performance Measure	Goals/Conditions	Results	Adjustment for 3-Year Relative TSR Modifier (+/- 25%)
	Performance RCUs —Adjusted EBITDA	Total Adjusted EBITDA, 2019-2021	Threshold: $1.96B Target: $2.45B Distinguished: $2.94B	2019 Performance is projected to be above target	projected to be below target
	Performance RCUs —Revenue Growth	Revenue Growth in each year and cumulatively over all three years	2019: 11% 2020: -5% 2021: 9% 2019-2021: 14.9%	2019 Performance is projected to be at target	projected to be below target
	Time-Based RSUs	Value realized is determined by stock price	Continued service	Share price on 10/31/19 = $31.28. Exercise price/closing price grant	N/A
	Stock Options	Value realized is determined by increase (if any) in stock price	Continued service	Share price on 10/31/19 = $31.28.	N/A
In 2019, we continued to align pay with performance throughout the organization through:

•	50% performance-based LTI awards for the NEOs and the CEO, with grant sizes adjusted based on the performance of the individual and their scope within the organization.

•	An AI program designed to align with key Company performance targets which resulted in a payout at 134.7% of target.

2020 Proxy Statement	33

EXECUTIVE COMPENSATION

Shareholder Feedback and Response
The Company actively engages stockholders in Say-On-Pay discussions. Three of the largest stockholders are represented on the Board as well as the Compensation Committee. Other stockholder opinions are solicited in discussions throughout the year and the Company continues to align pay with performance throughout the organization based on best practices.
The Company has a robust stockholder outreach and engagement program. We engage in regular contact with our stockholders throughout the year. Approximately 66% of our stock is held by five of our stockholders. Three of these stockholders have representation on our Board as discussed in our Executive Summary and Proposal One - Election of Directors. These stockholders, through their representatives on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies. We also engage in regular dialogue with our two remaining largest stockholders without representatives on our Board. We maintain open lines of communication with corporate governance advisory institutions and with all of our stockholders in order to inform them of Company updates and solicit their feedback. In September 2019, the Company hosted an investor day event that discussed our strategy and growth plans for the next several years. This event was well attended by the investment community and feedback from the event has been very positive. We continuously work to improve our shareholder engagement efforts and place importance on the feedback provided to us during this process.
Executive Compensation Best Practices

WHAT WE DO	WHAT WE DON’T DO
✓    We use multiple performance measures in our short-term and long-term incentive plans. These performance measures are designed to link pay to performance and stockholder interests.
✓    The Compensation Committee reviews external market data when making compensation decisions.
✓    The Compensation Committee selects and engages its own independent advisor, Pay Governance LLC.
✓    We maintain a clawback policy to recoup incentive-based compensation in the event of an accounting restatement.
✓    Change in Control severance benefits are payable only upon a CIC with termination of employment (“double trigger”).
✓    To aid in aligning the interest of our shareholders and officers, all officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO to 3x base pay for other senior executives - including a retention requirement.
✓    Our 2019 long-term incentive plan includes both absolute and relative performance metrics.

✗    The Company maintains policies that eliminate all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, and prohibit tax gross-ups for any cash or equity awards for all employees.
✗    We do not reprice stock options or provide cash buyouts of underwater options.
✗    We prohibit short selling, trading in derivatives or engaging in hedging transactions by executives and directors. In addition, any pledging and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.
✗    We do not accelerate the vesting of long-term incentive awards, except in certain situations upon death.
✗    We do not grant extra pension service

Compensation of Executive Officers
Our Business Strategy
Our 2019 Accomplishments
We continue to demonstrate the growth of our business, focusing our efforts on becoming the #1 choice in our industry. In 2019, we made several notable advancements on our strategic vision.
Customer-Centric: Our focus on customer and market segmentation to better align our efforts with customer needs led to the following accomplishments in 2019:

•	Opened a new parts distribution center in Olive Branch, Mississippi near the FedEx World Hub in Memphis, Tennessee which will provide next day parts delivery to 95% of our dealer locations

34

EXECUTIVE COMPENSATION

•	Enhanced our predictive parts stocking through digitalization

•	Expanded to the industry's largest service network with over 1,000 locations through our partnership with Love's Travel Stops
Operational Excellence: We made improvements to operations as follows:

•	Reduced our warranty expense as a percentage of manufacturing revenue from 1.7% in 2018 to 1.4% in 2019

•
Announced investments in our manufacturing footprint to expand our capabilities in Huntsville, Alabama for an integrated powertrain with TRATON Group and building a benchmark truck manufacturing facility in San Antonio, Texas

Core Business: We now have the industry's newest and most comprehensive vehicle line-up supported by our unique open architecture all-brands remote diagnostic system OnCommand Connection ("OCC"). In addition:

•	Our core market share improved from 17.5% in 2018 to 18.8% in 2019

•	We expanded the footprint of parts availability by adding 5 new Fleetrite retail outlets in the U.S. and Canada
Business Transformation: Our strategic transformation has been and will continue to be a crucial element of how we play to win. The following are a few ways we have gained significant momentum during 2019:

•	Created a new aftersales function that will manage every facet of the business after the initial sale of the truck, including oversight of parts and service, warranty, and dealer development

•
Launched a new business unit, NEXT eMobility Solutions ("NEXT"), to deliver customized electrification solutions in the truck and school bus markets using lean, agile practices. NEXT establishes a comprehensive "four C's" approach to developing eMobility solutions: Consulting, Constructing, Charging, and Connecting

•
Additional actions to de-risk the balance sheet through the purchase of a Canadian pension annuity, paying off $411 million in subordinated convertible notes with cash on hand in April, expanding the revolving credit facilities of NFC, and ending the year with $1.4 billion in consolidated cash, cash equivalents and marketable securities

•
Selling off non-core business units including a 70% equity interest in our former defense business, ND Holdings, LLC, and our ownership in our former joint venture in China with Anhui Jianghuai Automobile Co., Ltd

We believe these actions coupled with our strategic alliance with the TRATON Group and our winning culture anchored by our high performing cross-functional teams continue to position us for success.
Our Expectations Going Forward
Moving forward, we will continue our intense focus on costs to fund our growth initiatives, grow our market share and margins, and deliver superior shareholder return. We are focused on our Navistar 4.0 playing to win strategy, which is based on three critical elements:

•	People: Driving high performing cross-functional teams while recruiting and developing key leadership roles by:

◦	Expanding on our lean culture through visual management, agile approaches, and a focus on execution

◦	Developing our best resources and redeploying resources to focus on our growth initiatives, and

◦	Leveraging our strong values

•
Performance: Creating a sustainable long-term performance advantage within our products and services by investing in those areas with the greatest impact on our margins and overall financial performance. These areas include the following:

◦	Enterprise Platform Strategy: A shared platform strategy for all key vehicle systems

◦
Advanced Modular Architecture: Optimizing parts used in our vehicles to be able to deliver a customized solution to customers with the least amount of engineering work. This creates the potential to significantly improve productivity in engineering and research & development and provide us more flexibility to invest in new products and technologies

◦	Integrated Manufacturing: Investments that will allow us to optimize our manufacturing network by having a strong supplier footprint, and provide mutually beneficial relationships with our suppliers

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EXECUTIVE COMPENSATION

◦
Aftersales Acceleration: Builds on our commitment to organically grow the parts business by helping our dealers to improve their parts sales though enhanced training, data analysis and market knowledge

◦
Integrated Powertrain: Joint effort between Navistar and TRATON Group to incorporate the requirements we need for the North American market into their next generation of products that when combined with our investment in our Huntsville, Alabama facility for localizing the next generation big-bore diesel powertrain, will provide significant growth and margin opportunities

•	#1 Choice: Identifying and focusing on key markets where we have a differentiated value, defining how we will operate in that market, and how to prove to our customers that we are their #1 choice by:

◦	Following a Listen-Understand-Deliver approach to provide our customers what they truly need to succeed

◦	Understanding our customers better than our competitors, ensuring that our products and services provide value to our customers, and by organizing to be aligned with our customers

◦	Ensuring our products and services provide leading uptime and low total cost of ownership

◦	Strengthening our brand and residual values to capture more of the 2nd and 3rd owner markets, and

◦	Strengthening our dealers and building stronger partnerships with them through our Vision 2025 strategy
We believe Navistar 4.0 is built upon the right vision and the right strategy. We are confident that success will result in "the best team", an operating performance advantage and a brand preference that will result in our leadership in key markets and continued improvement in our financial performance.
Navistar’s Compensation Philosophy
We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the long-term interests of our stockholders. Consistent with this philosophy, the following guiding principles provide a framework for the Company’s executive compensation program:

COMPETITIVE POSITIONING	PAY-FOR-PERFORMANCE	OWNERSHIP AND RESPONSIBILITY
Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.
A substantial portion of each NEO's compensation is performance-based with a direct link to Company as well as individual performance. It is designed to align the interests of executives and stockholders.

Compensation programs are designed to recognize individual contributions as well as link NEO and stockholder interests through programs that reward our NEOs, based on the financial success of the Company and increases to stockholder value.

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EXECUTIVE COMPENSATION

Structure of Our Compensation Program
Pay Mix
A key goal of our compensation philosophy and objectives is the alignment of the pay mix for our CEO and top executives compared to the market. By pursuing that alignment, we can be assured that not only are the elements appropriate, but the overall package is properly designed. Although recommendations relative to each of these compensation elements are made separately, the Compensation Committee considers the total compensation and benefits package when making any compensation decision.
Working with an independent compensation advisor, we developed the following charts which illustrate the alignment of Navistar’s executive pay and the external marketplace.
The below charts present Navistar’s total direct compensation (“TDC”) mix (excluding special grants) for the CEO, CFO and other NEOs relative to the peer group mix.

NAVISTAR CEO TARGET TDC MIX	MARKET CEO TARGET TDC MIX

13%
Base Salary
17%
Target Annual Incentive
70%
Long-Term Incentives
At-Risk Compensation

13%
Base Salary
18%
Target Annual Incentive
69%
Long-Term Incentives
At-Risk Compensation

NAVISTAR CFO TARGET TDC MIX	MARKET CFO TARGET TDC MIX

22%
Base Salary
16%
Target Annual
Incentive
62%
Long-Term
Incentives
At-Risk Compensation

22%
Base Salary
18%
Target Annual Incentive
60%
Long-Term Incentives
At-Risk Compensation

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EXECUTIVE COMPENSATION

NAVISTAR NEO TARGET TDC MIX	MARKET NEO TARGET TDC MIX

30%
Base Salary
50%
Long-Term
Incentives
At-Risk Compensation
20%
Target Annual
Incentive

32%
Base Salary
48%
Long-Term
Incentives
At-Risk Compensation
20%
Target Annual
Incentive

Elements of Total Direct Executive Compensation

Pay Element	What it Does	Performance Measures
Base Salary	Provides competitive base salary, typically reviewed annually, and balances risk-taking concerns with stockholder interests	Job scope, experience, performance and market data
Short-term Annual Incentive or AI	Provides a competitive incentive opportunity and aligns individual and Company performance	The goals established for 2019 include Market Share, Cost, Liquidity and Uptime as well as an adjusted EBITDA multiplier
Long-Term Equity Incentives or LTI (including stock option grants)	Aligns executive and stockholder interests by tying compensation to share price appreciation, builds long-term stockholder value, and cultivates stock ownership	The amount of the 2019 LTI awards were adjusted for each executive based upon an evaluation of market data, individual performance, and scope of the position within the organization
Chief Executive Officer Total Direct Compensation or “TDC”
Troy A. Clarke was named as the President and CEO in April 2013. The Board, with the assistance of the independent compensation advisor, reviewed CEO pay levels of our peer group, as well as those of other manufacturing organizations with similar revenues. Consistent with our compensation philosophy and the market review for other company chief executive officers, the Compensation Committee targeted total compensation at the market median but believed the pay for the President and CEO should be weighted with the greatest emphasis on performance.
Mr. Clarke’s compensation is specifically structured to focus on performance over the longer term and was negotiated with significant input from our stockholder-nominated directors.
In general, our practice excludes the use of employment contracts for NEOs, except with respect to the Company’s CEO. Previously, in connection with Mr. Clarke’s appointment to President and CEO in April 2013, we entered into a three-year employment and services agreement with him (the “Employment Agreement”) which was extended for two additional years in April 2016, and was extended for an additional year in April 2018. The Employment Agreement was amended in April 2019 to extend the expiration of the Agreement for one year (the “2019 Employment Agreement Amendment”). The 2019 Employment Agreement Amendment includes a “service after term” provision under which, in summary, Mr. Clarke agrees, if requested by the Board, to serve as Executive Chairman of the Board for a period of up to two years after he ceases serving as President and CEO.

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EXECUTIVE COMPENSATION

The following table summarizes certain material terms of the Employment Agreement, as amended, as well as certain other benefits received by Mr. Clarke.

Pay Element	Contractual Terms
Annual Base Salary	$1,050,000
Short-term Annual Incentive or AI(1)
Target AI of 125% of Base Salary Maximum AI of 250% of Base Salary. For the fiscal year in which his employment term ends, Mr. Clarke will be entitled to a pro-rata portion of AI (based on actual performance results) paid in a lump sum, even if he is not employed by the Company on the payment date.

Long-Term Incentive or LTI	Value of $5,500,000 in 2019
Total Target Direct Compensation	$7,862,500
Other Benefits
Eligible to participate in the Company plans, policies, perquisites and arrangements that are applicable to other senior officers of the Company, including life insurance equal to five times base salary and vacation equal to four weeks

Severance Provisions
In the event that Mr. Clarke’s employment is terminated without Cause or due to constructive termination other than in connection with a CIC, he would receive severance of: (i) two times Mr. Clarke’s base salary plus target AI award, (ii) a pro-rated portion of the AI award that would have been paid to Mr. Clarke had he remained employed at the time such payments are made to the employees generally, (iii) 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate, and (iv) continued life insurance for 24 months after termination.
In the event that Mr. Clarke’s employment is terminated without Cause or due to constructive termination within either 90 days prior to a CIC or within 24 months after a CIC, he would receive severance of: (i) two times Mr. Clarke’s base salary plus target AI award, (ii) a pro-rated portion of the target AI award, (iii) 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate, and (iv) continued life insurance for 24 months after termination.
Following expiration of his employment term, if requested by the Board, Mr. Clarke will serve as executive chairman of the Board for a period of not more than two years. During such period, his compensation will be equal to the cash equivalent of the non-employee director cash and equity retainer. Vesting of equity awards and performance cash incentives outstanding following Mr. Clarke’s termination of employment will continue regardless of whether he has been requested by the Board to serve as executive chairman following his employment term, subject to his continued compliance with non-competition and non-solicitation covenants.

(1)	Actual payout at 134.7% of target for 2019.

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EXECUTIVE COMPENSATION

CEO Performance Evaluation
Traditionally, each year in December, the Compensation Committee and the independent members of the Board evaluate the CEO’s performance for the prior year. This review is based on the CEO’s achievement of goals set at the start of that prior year. The CEO presents information on the achievement of such goals solely to the independent members of the Board, who then discuss it in executive session without the CEO present. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO’s short-term incentive award under our AI plan for the prior year. The Chairman of the Compensation Committee then informs the CEO of the performance evaluation and any compensation decisions resulting from that evaluation. In December 2019, the independent members of the Board discussed and evaluated Mr. Clarke’s accomplishments as CEO. These accomplishments include:

Leadership Accomplishments	• Completed strong succession plans for all key positions • Made changes to senior leadership to support the desired performance and organizational culture
Product Accomplishments	• Created e-Mobility business unit and opened e-technology center • Introduced concept e-MB and e-IC school bus • Increased focus on product line profitability
Operation Accomplishments	• Significantly improved material cost in the face of commodity increases • Made substantial progress toward the 5 year cost savings target from the procurement JV with TRATON
Commercial Accomplishments	• Increased overall market share • Implemented new after-sales organization and support network transformation • Surpassed the Uptime performance of a key competitor
Based upon the Compensation Committee’s determination of Mr. Clarke’s and the Company’s performance against the applicable AI goals, the Compensation Committee recommended that Mr. Clarke receive an AI award in the amount of $1,767,938.
Mr. Clarke’s primary goals for 2020 include the following:

•	Management of the alliance relationship, procurement JV, and product programs

•	Analysis of options for enhancing our powertrain portfolio

•	Implementation of a product line profitability process to manage mix, content, complexity and pricing

•	Preparation of business plans that are responsive to uncertain 2020 market conditions

•	Acceleration of succession plans for key leader positions and further develop CEO transition plan
In December 2019, the Compensation Committee approved Mr. Clarke’s CEO goals for 2020 as noted above. The initiatives supporting the above goals include improving market share, pursuing strategic opportunities, strengthening the Company’s balance sheet and focusing on the development of Navistar leadership.
NEO 2019 Base Salary
Consistent with pay-for-performance principles, in 2019, base salary performance increases were based upon NEO and Company performance. The table below summarizes the base salaries for our NEOs in 2019 as well as their previous base salaries.

NEO	Current Base Salary	Effective Date	Previous Base Salary	Effective Date
Troy A. Clarke	$1,050,000	April 16, 2018	$1,000,000	April 22, 2016
Walter G. Borst(2)	$772,335	February 1, 2018	$749,840	February 1, 2016
Persio V. Lisboa(1)	$765,450	February 1, 2019	$729,000	February 1, 2018
William V. McMenamin(2)	$460,000	September 1, 2017	$386,650	February 1, 2016
Curt A. Kramer(1)	$471,656	February 1, 2019	$440,800	February 1, 2018

(1)	Messrs. Lisboa and Kramer received base salary increases due to performance in February 2019.

(2)
In lieu of a base salary increase, Messrs. Borst and McMenamin received one-time lump sum bonus payments in February 2019 of $30,893 and $18,400, respectively, due to the Compensation Committee's subjective determination of each executive's performance.

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EXECUTIVE COMPENSATION

Goal Setting for Incentive Plans
On an annual basis, the Board reviews a multi-year strategic plan developed and presented by the management team. Based on that plan, an operating plan is developed for the subsequent year and reviewed by the Board. The Compensation Committee approves the AI and LTI plan targets on the basis of the annual operating plan. The operating plan is based upon the goals of sustaining profitability and competitiveness with the market and the strategic plan incorporates long-term growth targets.
Annual Incentive or “AI”
Navistar provides its executives with an annual incentive compensation opportunity through the AI plan, a short-term incentive plan designed to align a significant portion of their total cash compensation with the overall financial performance of the Company. Each executive’s target award is determined based on a percentage of their base pay and organization level. For 2019, Mr. Clarke’s target annual incentive opportunity is 125% of base salary. For other NEOs, target awards range from 60 to 75 percent of base salary.
2019 Annual Incentive
The AI plan for 2019 was based on the attainment of 100% corporate goals established and approved by the Compensation Committee. The AI plan was authorized under our stockholder approved 2013 PIP. The AI plan has threshold, target, and distinguished goal ranges for NEOs from 40% to 150%. AI payout targets for NEOs ranged from 60% to 125% of base salary. Consolidated financial results between performance levels were interpolated on a straight-line basis to determine payment amounts.

•	Each AI financial performance metric is independent. Eligibility for payout is based on the attainment of each individual metric.

•
We use two design features: an adjusted EBITDA multiplier which scales the annual incentive up or down from the target level based upon actual financial performance of Navistar, and an individual performance factor.

•	We continue to leverage our AI scorecard using multiple performance metrics. This allows the NEOs to see how their individual achievements contribute to the overall effort and success of the Company.
Below is a summary of the 2019 AI performance goals, associated performance metrics, and level of goal achievement.

2019 Performance Goal	Metric	% Allocation	Level Achieved
Market Share	Segment-Weighted	30%	Above Target
Cost	Total Cost Reduction	30%	Below Target
Liquidity	Operating Cash Flow	30%	Above Target
Uptime	24hr Repair Velocity	10%	Above Target
Adjusted EBITDA	Multiplier	N/A	Above Target

(1)
Liquidity metric is $395M less dividends. In addition, management applied a discretionary reduction based on elements that were not in the original scope of the AI plan, including the exclusion of any receivables purchased by NFC from Canada operations and any NFC advanced tax payments.

2019 Annual Incentive Target Award Percentages and Amount Earned
As seen in the table above, Navistar exceeded three of the 2019 AI plan targets for many of the performance goals while the Company was below target on one goal, yielding an overall payout percentage of 134.7% of target. Below are the NEO payment amounts.

Named Executive Officer	Target as % of Base Salary	2019 AI Amount Earned
Troy A. Clarke	125%	$1,767,938
Walter G. Borst	75%	$780,251
Persio V. Lisboa	75%	$773,296
William V. McMenamin	60%	$371,772
Curt A. Kramer	60%	$381,192

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EXECUTIVE COMPENSATION

2020 Annual Incentive
In 2020, we are well positioned to continue our intense focus on costs to fund our growth initiatives, continue to grow our market share and seek to maximize shareholder return. Our strategic direction continues to focus on our customer-centric strategy, operational excellence, our core business and our business transformation.
Due to our success in driving business results in 2019, we created an AI plan that enables our strategy and drives results for our employees, customers and shareholders. The table below illustrates the 2020 AI performance goals and metrics.
2020 Annual Incentive Targets

2020 Performance Goal	Weighting	Description	Target
Market Share	30%	Segment-Weighted	19.7%
Gross Margin	30%	Segment-Weighted	19.0%
Liquidity	30%	Operating Cash Flow	$0
A26 Sales Mix	10%	Charge-outs	35.0%
2020 AI design features include:

•	Continuing to use Market Share and Liquidity metrics.

•	Replacing the Cost metric with a Gross Margin metric.

•	Replacing the Uptime metric with an A26 Sales Mix metric.

•	Continuing the use of the adjusted EBITDA multiplier and an individual performance factor.
The final payout as a percent of target will be calculated based upon level of attainment of the performance metrics multiplied by the adjusted EBITDA multiplier and the individual performance factor. Payout levels will be interpolated on a straight line basis between threshold, target, and distinguished levels.
Long-term Incentives or “LTI”
Our objectives for including long-term incentives as part of our executive officer’s total compensation package include:

•	Aligning NEO and stockholder interests by tying compensation to share price appreciation.

•	Building long-term stockholder value.

•	Cultivating stock ownership.
LTI awards are governed by the 2013 PIP, which is an omnibus plan that allows for various awards such as cash, time and performance based stock options, stock appreciation rights, time and performance-based RSUs, restricted cash units (“RCUs”), premium share units ("PSUs"), deferred share units ("DSUs") and performance shares.
The Compensation Committee approved LTI awards under the 2013 PIP for 2019 for eligible plan participants in February 2019. LTI awards granted to NEOs in 2019 were comprised of performance-based RCUs, based on adjusted EBITDA and revenue growth goals, time-based RSUs (share settled), and time-based stock options as indicated in the following table. The value of each NEO’s LTI awards was split 50% in RCUs, 30% in RSUs and 20% in stock options.

42

EXECUTIVE COMPENSATION

Target Payout

3 Year Cliff Vesting						3 Year Cliff Vesting		Vest ratably on an annual basis over 3 years
Performance-Based RCUs

25% Adjusted EBITDA	+	25% Revenue Growth	x	TSR Multiplier*	+	30% Time Based RSUs	+	20% Stock Options	=	100% Target Payout

			Performance Cycle 2019-2021				FY19 Goal	FY20 Goal	FY21 Goal	Cumulative Goal
			4 Distinct Goals				11.0%	(5.0)%	9.0%	14.9%
(3 Annual + 1 Cumulative) each worth 50% of the Revenue Growth goal

			3-Year Cumulative Goal							$2.450B
Cumulative Adj. EBITDA

*
We have a 3-Year Relative Total Shareholder Return (TSR) “wrapper” around the annual goals in order to measure Navistar’s stock price against our proxy peer group and any payouts are subject to the TSR multiplier which can decrease the payment by as much as 25% or increase the payment by as much as 25%, depending on the value of the TSR at the end of fiscal year 2021.

2019 Long-Term Incentive Awards
The following table summarizes our 2019 long-term incentive grant for our NEOs.

NEO	Performance- Based RCUs	Time-Based Restricted Stock Units	Time-Based Stock Options	Targeted Economic Value
Troy A. Clarke(1)	$2,750,000	46,955	66,747	$5,500,000
Walter G. Borst(1)	$1,050,000	17,958	30,900	$2,205,000
Persio V. Lisboa(1)	$900,000	15,393	26,485	$1,890,000
William V. McMenamin(1)	$250,000	4,275	7,356	$525,000
Curt A. Kramer(1)	$375,000	6,413	11,035	$787,500

(1)	Long-term incentive awards for all NEOs were granted in February 2019 with the exception of Mr. Clarke. Mr. Clarke’s long-term incentive awards were granted in April 2019.

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EXECUTIVE COMPENSATION

2017 Long Term Incentive - Performance Awards
The table below provides details on the performance awards our NEOs were granted in 2017 and the actual amounts earned for the performance period ending October 31, 2019 upon the attainment of certain performance metrics, as approved by the Compensation Committee in December 2019. The Performance-Based RCU payments will be made in February of 2020 with the exception of Mr. Kramer's RCU payment which will be made in March of 2020. The right to the awards are subject to service conditions being met.

TARGET

80% Adjusted EBITDA	+	20% Market Share	×	TSR Multiplier	=	Performance Cash Payout

	ADJUSTED EBITDA GOAL				MARKET SHARE GOALS
	Threshold (50%)	Target (100%)	Distinguished (125%)		Threshold (50%)	Target (100%)	Distinguished (125%)
2019				2019
2018				2018
2017				2017
Results: 2017 – 2019 Weighted Total

*	Values shown reflect the new segment-weighted methodology for 2019.

RESULTS

85.8% Adjusted EBITDA (80% x 107.25% = 85.8%)	+	20.2% Market Share (20% x 101% = 20.2%)	×	0.97 TSR Multiplier	=	102.8% Performance Cash Payout

In addition to the performance-based RCU grant, in fiscal year 2017 Mr. Kramer received a time-based RCU grant consistent with his organizational level prior to his promotional change in 2017. These time-based RCUs vest ratably over 3 years and are subject to continued employment.  If these conditions are met, the time-based RCUs will be paid no later than February 2020.

44

EXECUTIVE COMPENSATION

Our Decision-Making Process
The Compensation Committee has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (for purposes of this proxy statement, the term "executive officer" means the senior leadership of the Company, including Section 16 Officers and NEOs) and makes recommendations for the compensation and benefits of our CEO, which is then reviewed and approved by the independent members of our Board. As part of its responsibilities, the Compensation Committee reviews the performance of our executive officers and approves compensation based on the overall successes of the individual executive and the organization as a whole. The Compensation Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

SUMMARY OF THE EXECUTIVE SALARY PLANNING APPROVAL PROCESS

1	2	3
The CEO makes base salary recommendations for the NEOs and most Section 16 Officers to the Compensation Committee. The CEO does not participate in decisions regarding his own compensation.
The Compensation Committee reviews the salary for the CEO and reviews, approves and/or adjusts the CEO’s base salary recommendations for the other NEOs and Section 16 Officers included in the CEO’s recommendation.
The Compensation Committee then recommends, and the independent members of the Board approve or adjust, the salary recommendation for the CEO.
Compensation Consultant
The Compensation Committee engages the services of an independent compensation consultant to assist with decisions regarding executive compensation plans and programs. The independent compensation consultant reports solely to the Compensation Committee. The Compensation Committee uses Pay Governance, LLC to render the following services:

•	Attend committee meetings at the request of the Compensation Committee

•	Advise the Compensation Committee on market trends, regulatory issues and developments and how these could impact our executive compensation programs

•	Review the compensation strategy and executive compensation programs for alignment with our strategic business objectives

•	Advise on the design of executive compensation programs to ensure the linkage between pay and performance;

•	Provide market data analysis to the Company

•	Advise the Compensation Committee and the Board on setting the CEO pay

•	Review the annual compensation of the other NEOs as recommended by the CEO

•	Perform such other activities as requested by the Compensation Committee.
The Compensation Committee has the sole authority to approve the terms of Pay Governance's engagement.
Pay Governance did not provide any services to the Company other than executive compensation consulting services during 2019.
In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Pay Governance provided the Compensation Committee with information regarding any personal, financial, or business relationships between Pay Governance and the Company, its management, or the members of the Compensation Committee that could impair Pay Governance’s independence or present a conflict of interest. Based on its review of this information, the Compensation Committee determined that there were no relationships that impair the independence or create a material conflict of interest between Pay Governance, the Company and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

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EXECUTIVE COMPENSATION

Compensation Peer Group
Annually, we conduct a peer company review to determine whether our comparator companies continue to meet our criteria for inclusion. For 2019, management recommended, and the Compensation Committee approved, the following changes to our peer group. We removed Masco Corporation from our peer group and added three companies (Adient plc, American Axle & Manufacturing Holdings, Inc. and Delphi Technologies PLC) to our peer group. Masco Corporation was removed because it no longer met Navistar’s peer industry criteria as a non-automotive/heavy truck operation. Adient plc, American Axle & Manufacturing Holdings, Inc. and Delphi Technologies PLC were added because these entities meet several of our criteria specific to industry, company type/geography, size, and qualitative factors.
We continue to select companies similar in overall size to Navistar with consideration being given to companies that meet one or more of the following criteria:

•
Included in the Aerospace and Defense, Construction Machinery and Heavy Trucks, Industrial Machinery, Auto Parts and Equipment, Tires and Rubber or Agricultural and Farm Machinery sub-industries (i.e., primary industries), as defined by the S&P Global Industry Classification Standard (“GICS”)

•	Headquarters or primary operations are in the U.S. (preference for companies headquartered in the Midwest)

•	Names Navistar as a peer group company

•	Similar revenues

•	Was included in the prior year’s peer group
Navistar’s 2019 peer group consists of the following 22 companies:

3-Year Average Revenues(1) ($ mil.)

(1)
Average of trailing 12-month revenues, as of August 31, 2016, 2017, and 2018 (excluding American Axle, for which trailing 12-month revenues are as of August 2018 only. 2016 and 2017 data were not applicable, because trailing 12 month revenues for such periods were before American Axle's acquisition of Metaldyne and did not provide meaningful results as such trailing 12-month revenues skewed the 3-year average for American Axle much lower).

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EXECUTIVE COMPENSATION

TRAILING 12 MONTHS ASSETS ($ mil.)

TRAILING 12 MONTHS ENTERPRISE VALUE ($ mil.)

With respect to the above table:

•	All financial and market data are taken from Standard & Poor’s Capital IQ database.

•	All data is as of August 31, 2018 unless otherwise noted.

•	All data shown as reviewed by the Compensation Committee at the time of the peer group approval.
External Market Compensation Review
The Compensation Committee reviews various components of our executive compensation program to ensure that (i) pay opportunities are competitive with the external market, (ii) there is an appropriate link between performance and pay, and (iii) the program supports our stated compensation philosophy.

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EXECUTIVE COMPENSATION

In 2019 our Compensation Committee reviewed total compensation levels and mix relative to the above-described peer group and broader industry surveys, including Aon’s 2019 U.S. Total Compensation Measurement (‘‘TCM’’) Executive & Senior Mgmt. Survey and Willis Towers Watson's 2019 U.S. General Industry Executive Survey. Survey market pay data has been size-adjusted to Navistar's revenues (corporate and unit-specific) and updated to January 1, 2020.
We maintain our compensation philosophy of targeting the 50th percentile (market median) for total direct compensation (base salary plus target bonus plus the approved grant value of long-term incentive), using a combination of peer group and market surveys. We consider an NEO to be within the competitive range if the NEO's total direct compensation is within 80 to 120 percent of the market median. Under special circumstances, when we are recruiting for critical roles, we may target an NEO's total direct compensation to a higher level.
Compensation Risk
The Company performed, and the Compensation Committee reviewed, a risk assessment to determine whether our compensation policies, practices, plans and programs were ‘‘reasonably likely to have a materially adverse effect’’ on the Company. Approximately thirty compensation-related topics were reviewed during 2019, including but not limited to, programs governed by the 2013 PIP. A matrix was created for management's use that summarized the program reviewed, as well as associated mitigating factors. Management discussed the analysis internally and with our compensation consultant and discussed final results with the Compensation Committee. The Company and the Compensation Committee believe that the following are factors that mitigate the likelihood of excessive risk taking.

General Description
•    Compensation Committee approval of overall compensation philosophy and plan design
•    Compensation mix of base salary, short-term and long-term incentives
•    Market competitive analysis conducted using the comparator group
•    Market analysis based on individual job

Executive Stock Ownership Plan
•    Aligns executives' interests with stockholders
•    Ownership requirement of 1x base pay for executives, 3x base pay for senior executives and 6x base pay for CEO
◦
Holding periods for at least 1 year following the vesting date of equity awards; even after ownership requirements have been attained

2019 Annual Incentive Plan
•    Design focused on four key financial performance metrics enabling our strategy and driving results for our employees, customers and stockholders
◦
Individual Performance Factor applicable to only a small percentage of employees

2019 Long-Term Incentive Awards
•    Performance-based equity awards are made at the discretion of the Compensation Committee and are intended to focus participants on the long-term growth of the Company.
•    LTI awards are calculated based on actual grant date values.
•    LTI values are primarily based upon external market data.

Executive Severance Agreements (“ESAs”)
•    The Change in Control definition in our ESAs excludes funds affiliated with designated board members.
•    Good Reason in our ESAs requires a decrease in the executive’s organizational level or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level.
•    Agreement period post Change in Control is eighteen months.
•
The Change in Control agreement requires a double trigger.
•    The agreement is automatically extended annually for successive one-year periods starting on the first anniversary of the Effective Date and on each subsequent anniversary of the Effective Date.

Other Controls and Procedures
•    Capital expenditure approval policies and procedures that control the possibility of engaging in unintended risk
•    Sarbanes Oxley / Internal Controls procedures and processes adopted by the Company
•    Claw-back policy that requires the repayment of short-and long-term incentive-based compensation as a result of a financial restatement or intentional misconduct

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Other Compensation
Executive Benefits and Perquisites
The following table summarizes the executive benefits and perquisites we provide to our NEOs:

NEO	Life Insurance(1)	Executive Flexible Perquisite Program(2)	Pension/Retirement/401(k) Plans(3)
			RAP	SRAP	SERP
Troy A. Clarke
Walter G. Borst
Persio V. Lisboa
William V. McMenamin
Curt A. Kramer

(1)	Life Insurance. We provide our executives Company-paid life insurance equal to five times base salary. The beneficiary of each individual policy is as designated by the executive.

(2)
Executive Flexible Perquisites. This provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level and is set forth in the table below. In addition, a spouse may accompany an NEO while he or she is traveling on Company business. Although this occurs on a limited basis, the spouse’s travel expense is included in taxable compensation of the NEO.

(3)	Pension/Retirement/401(k) Plans
We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. These plans are as follows:

•
Retirement Accumulation Plan (‘‘RAP’’). This is our tax-qualified defined contribution/401(k) plan for salaried employees. Our NEOs receive age-weighted contributions and/or matching contributions depending on their eligibility for retiree medical coverage.

•
Supplemental Retirement Accumulation Plan (‘‘SRAP’’). This is our non-qualified deferred compensation plan designed primarily to restore the age-weighted contributions that participants would otherwise have received if the IRC compensation limit had not applied to the RAP.

•	Supplemental Executive Retirement Plan (‘‘SERP’’). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.
Additional information on the pension/401(k) plans are provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections of this proxy statement.
2019 Executive Perquisite

Named Executive Officer	Annual Flexible Perquisite Payment ($)	Perquisite Payment ($)		Total Perquisite Payment ($)
Troy A. Clarke	46,000	2,003	(1)	48,003
Walter G. Borst	37,000	—		37,000
Persio V. Lisboa	37,000	—		37,000
William V. McMenamin	28,000	—		28,000
Curt A. Kramer	24,000	—		24,000

(1)	$2,003 was paid on behalf of Mr. Clarke for legal fees incurred with the 2019 Employment Agreement Amendment.
Pension Benefits
Historically, we have provided our employees with retirement income programs. Over the years, the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits. Effective January 1, 2014, we accelerated the transition by freezing the U.S. defined benefit retirement income programs. All U.S. employees now participate in our defined contribution retirement income programs.

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The following briefly describes the various programs.
Navistar, Inc. Supplemental Executive Retirement Plan or ‘‘SERP’’
The SERP is designed as a pension supplement to attract and retain executive officers. Executive officers are eligible to participate in the SERP upon attainment of age 55 or upon their date of hire if later.
The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. A pro-rated portion of AI plan payments is included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive officer’s annualized base salary. The pro-rated portion and the cap depend on the executive officer’s organizational level in the Company.
The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.

	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%
The resulting benefit is offset by no more than 50% of the executive’s Social Security benefit, and any defined benefit pension plan (qualified or non-qualified) of the Company or any prior employer. The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the employer’s retirement program. Normal retirement age is 65. An executive may retire early with reduced benefits after having worked 5 years and is at least age 55.
All of the NEOs are eligible to participate in the SERP.
Navistar, Inc. Retirement Accumulation Plan or ‘‘RAP’’
The RAP is a tax-qualified defined contribution plan. All non-represented employees are allowed to defer a portion of their compensation to the RAP up to the IRC limitations. Employees receive non-elective employer retirement contributions equal to a percentage of compensation up to the IRC compensation limit ranging from 2% up to 6.5% based on their age at the end of the calendar year. Additionally, employees who do not participate in our retiree medical plan receive matching contributions equal to 50% of the first 6% of employee elective pre-tax deferrals. For those executives whose employer retirement contributions would be limited by the IRC compensation limit, the SRAP (described below) provides for employer retirement contributions in excess of the IRC compensation limit. This plan is described in more detail within the Non-Qualified Deferred Compensation section of this proxy statement.
All of the NEOs receive non-elective employer retirement contributions in the RAP and also participate in the SRAP.
Non-Qualified Deferred Compensation Plans
In addition to the SERP, we sponsor the following non-qualified deferred compensation programs:
Navistar, Inc. Supplemental Retirement Accumulation Plan or ‘‘SRAP’’
The SRAP provides executive officers with contributions equal to the amount by which their employer retirement contributions to the RAP are limited by the IRC compensation limit. The SRAP is unfunded and is not qualified for tax purposes.
A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executive to electively defer any of his or her base compensation or bonus. However, any increase in payments under the AI plan will increase contributions to the SRAP because contributions are a function of compensation.
The interest crediting rate is 7.5% per annum compounded on a daily basis. The interest crediting rate constitutes an ‘‘above-market interest rate’’ under the IRC.

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An executive officer is eligible to participate in the SRAP if the executive officer was hired on or after January 1, 1996 or was hired prior to January 1, 1996 and subsequently ceased participation in the Navistar, Inc. Managerial Retirement Objective Plan or “MRO”.
Executive officers who were hired prior to January 1, 1996 and who subsequently ceased participation in the MRO received an adjustment to their notional contributions. The adjustment is a ‘‘Points Multiplier’’ designed to provide them with value from the SRAP comparable to what they would have received had they continued to participate in the “MRO” until they reached age 62.
Effective January 1, 2014, all executive officers were eligible for the SRAP due to the freezing of the MRO. At retirement, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of 2 to 20 years. However, if the executive officer also participated in the SERP prior to January 1, 2012, he or she must receive the SRAP account balance in the form of an annuity. This is a requirement under IRC Section 409A. The NEO cannot withdraw any amounts from such NEO’s bookkeeping account balance until such NEO either retires or otherwise terminates employment with the Company.
All of the NEOs participate in the SRAP.
Other Retirement Income Programs
We sponsor the Navistar, Inc. Salaried Employees Pension Plans No. 1 and No. 2 and the Navistar, Inc. Hourly Employees Pension Plans No. 1 and No. 2 which are tax-qualified defined benefit pension plans. We also sponsor the Navistar, Inc. Managerial Retirement Objective Plan or “MRO” which is an unfunded non-qualified defined benefit pension plan. None of the NEO’s participate in any of these plans.
We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees which is a tax-qualified defined contribution plan that allows represented employees to defer a portion of their compensation up to IRS limitations. None of the NEO's participate in this plan.
Premium Share Units or ‘‘PSUs’’
In general, our Executive Stock Ownership Program as in effect up until 2013 required all of our executive officers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified times. Participants were required to hold such stock for the entire period in which they are employed by the Company. PSUs may have been awarded under the 2013 PIP to participants who completed their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment or at such later date as required by IRC Section Rule 409A. All of the NEOs participate in the Executive Stock Ownership Program and all were eligible to acquire PSUs, except for Mr. Kramer who was not eligible to participate in the program at the time PSUs were being awarded. The Executive Stock Ownership Program was amended effective November 1, 2013 to eliminate an executive’s ability to earn PSUs.
Deferred Share Units or ‘‘DSUs’’
Under our Executive Stock Ownership Program in effect up until 2013, executives were able to defer their cash bonus into DSUs. DSUs are credited into the participants’ account at the then-current market price. The DSUs are generally distributed to the participant in the form of our Common Stock at the date specified by the participant at the time of his or her election to defer. During the deferral period, the participant had no right to vote the Common Stock, no right to receive any dividend declared on the Common Stock and no other rights as a stockholder. If an executive officer elected to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. After 2013 our Executive Stock Ownership Program eliminated an executive’s ability to defer his or her cash bonus into DSUs.

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Other Compensation Practices and Policies
Executive Stock Ownership Program
Our stock ownership guidelines are designed to increase an executive’s equity stake in Navistar and more closely align his or her financial interests with those of the Navistar’s stockholders. At fiscal year-end 2019, our stock ownership guidelines applied to 39 executives, all of whom hold the title of vice president and above, including all of our NEOs.
Our Executive Stock Ownership Program requires stock ownership guideline multiples of six times salary for the President and CEO and three times salary for other senior executives and has the following features:

•
A requirement that an executive retain a certain amount of shares received pursuant to Company executive compensation programs (75% for the CEO and 50% for other executives) until the executive satisfies the stock ownership guideline multiples described above

•
A one-year holding period (75% for the CEO and 50% for other executives) of shares received pursuant to Company executive compensations programs after the executive satisfies the stock ownership guideline multiples described above

All NEOs were in compliance with the program ownership requirement in 2019.
Hedging and Pledging
The Company considers it improper and inappropriate for executives to engage in short-term or speculative transactions in Company securities. Navistar’s policy on transactions in securities prohibits executives from short selling, trading in derivatives or engaging in hedging transactions. In addition, any pledges and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.
Recoupment (Clawback) Policy
The Company maintains a clawback policy. Under this policy, the Company may recover incentive-based compensation from an executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct.
Employment Contracts and Executive Severance Agreements
Except for our President and CEO, Troy A. Clarke, we do not have employment contracts with our executive officers. Employment with each of them is “at will.” However, like many companies, to ensure stability and continuity of management, we provide our executive officers with an Executive Severance Agreement (an “ESA”), which provides for severance benefits in the event of a specified termination event such as an involuntary termination not for cause or a termination in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change in Control section of this proxy statement for more information. A summary of the Employment Agreement, as amended, appears in the Chief Executive Officer Compensation section of this proxy statement.
Tax and Accounting Implications - Policy on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (“IRC”) provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement) that exceeds $1 million in any one taxable year. With respect to grants made prior to November 2, 2017, “qualified performance-based compensation” was not counted against the $1 million deductibility limit. The options, granted prior to this date, with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition LTI plan awards and awards under the AI plan, granted prior to November 2, 2017, that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” Following the enactment of the Tax Cuts and Jobs Act, beginning with our 2019 fiscal year, the $1 million annual deduction limitation under Section 162(m) will apply to all compensation paid to these executive officers other than performance-based compensation paid under certain grants and awards made prior to November 2, 2017. Accordingly, the Company’s ability to actually receive a corresponding deduction for the grants and awards described above may be limited by this tax law.

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Potential Payments Upon Termination or Change in Control
The amount of compensation payable to each of the NEOs upon voluntary termination, termination with or without cause, involuntary termination in the event of a Change in Control, or termination as a result of death, disability or retirement are shown in the Estimated Cash Payments Upon Termination or Change in Control table of this proxy statement. Unless otherwise indicated, the amounts shown assume that such termination was effective October 31, 2019, are based on the terms of the applicable plans and agreements that were in effect on October 31, 2019, assume that the executive officer has satisfied all relevant prerequisites for eligibility for such payments and benefits and are estimates of the amounts which would be paid out to the executive officer following his or her termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.
To assure stability and continuity of management, we entered into Executive Severance Agreements (“ESAs”) with each of our executive officers with the exception of our CEO who is party to the Employment Agreement, as amended.
Executive Severance Agreements or ‘‘ESAs’’
All of our NEOs, with the exception of Mr. Clarke who is covered by the Employment Agreement, as amended, are covered under an “ESA”. The following summarizes certain of the material provisions:

•	The expiration date of the agreement period post-Change in Control will be the date that occurs eighteen (18) months after the date of the CIC;

•
A CIC will not occur if certain ‘‘Excluded Persons’’ (including Mark H. Rachesky, Icahn Enterprises and employee or retirement benefit plans or trusts sponsored or established by the Company) become the ‘‘Beneficial Owner’’ of securities representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

•	The level of ownership of securities required to trigger a CIC is 50% or more of the combined voting power of the Company’s then-outstanding securities;

•	A termination will be deemed to occur after a CIC if it occurs during the agreement period or during the eighteen (18) month period immediately following the CIC;

•
A diminution of authority sufficient to trigger a termination for ‘‘Good Reason’’ occurs if the executive officer experiences a decrease in his or her organizational level, a reduction in base salary by ten percent (10%) or more, or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level;

•
The executive officer’s obligations (i) not to disclose confidential, secret, proprietary or privileged information pertaining to the business of the Company, (ii) to refrain from making any defamatory, disparaging, slanderous, libelous or derogatory statements about the Company and (iii) to cooperate and provide assistance to the Company in connection with litigation or any other matters, continue at all times during the agreement period of the ESA and at all times following the executive officer’s termination of employment for any reason;

•
The Compensation Committee may require the executive officer to repay incentive pay previously received from the Company if the Compensation Committee determines that repayment is due on account of a restatement of the Company’s financial statements or for another reason under the Company’s Clawback Policy;

•	Continued life insurance coverage provided for an 18 month period following termination;

•
In the event of a termination under the ESA, the executive officer’s eligibility for separation payments and benefits is conditioned on the executive officer’s timely signing, and not revoking, a written release agreement in a form acceptable to the Company; and

•	No payments are eligible for IRC Section 280G excise tax gross-up.
Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination Under the ESA
All executive officers are ‘‘at-will’’ employees of the Company, except for the Company’s CEO who is party to the Employment Agreement, as amended. The ‘‘at-will’’ relationship between the executive officer and the Company means that either party may terminate the employment relationship at any time, and for any reason. Depending on the circumstances of the executive’s termination from the Company, the executive may be eligible for certain separation payments and benefits as summarized below. Under the 2013 PIP, individual equity award agreements, and the ESA:

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Voluntary Termination by Executive and Termination for ‘‘Cause’’ by us: We are not obligated to provide the executive with any additional or special compensation or benefits upon (i) a voluntary termination by the executive other than due to retirement or for "Good Reason" (as defined below) or (ii) a termination for ‘‘Cause’’ by us. All compensation, bonuses, benefits, and perquisites cease upon such a voluntary termination by the executive or termination for ‘‘Cause’’ by us. In general, in the event of either such termination, an executive officer would:

•	Be paid the value of unused and accrued vacation;

•	Not be eligible for an AI payment if the termination occurred prior to year-end or if the termination occurred after year end and prior to the payment date;

•	Be able to exercise vested stock options for twelve months, following a voluntary termination;

•	Forfeit any unvested time and performance-based stock options;

•	Forfeit any unvested restricted stock and time and performance-based RSUs;

•	Forfeit any unvested cash-settled performance shares; and

•	Forfeit any unvested RCUs.
As defined in the ESA, ‘‘Cause’’ generally means the reason for the executive’s involuntary termination of employment was (i) willful misconduct involving an offense of a serious nature that is demonstrably and materially injurious to the Company, monetarily or otherwise, (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony as defined by the laws of the United States of America or by the laws of the State or other jurisdiction in which the executive is so convicted or pleads guilty or nolo contendere, or (iii) continued failure to substantially perform required duties for the Company (other than a failure due to physical or mental disability).
The executive officer would not receive any cash severance in the event of either a voluntary termination of employment without “Good Reason” (as defined below) or involuntary termination for ‘‘Cause’’ by us.
Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused and accrued vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;

•
Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•	A pro-rata portion of cash-settled RCUs.
Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the ‘‘qualified retirement’’ definition under our 2004 Performance Incentive Plan, as amended (“2004 PIP”), 2013 PIP or Award Agreement (as applicable) and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs, they will continue to vest according to the terms of the restricted stock grant. If he or she holds PSUs, vesting accelerates and the shares will be issued after retirement.
Termination Without ‘‘Cause’’ by us or “Good Reason” Termination by Executive: If the employment of an executive officer is terminated either due to either an involuntary termination by us without ‘‘Cause’’ or by the executive for ‘‘Good Reason’’ (as defined below), in each case either before the date of a Change in Control (as defined in the ESA) or more than 18 months after the date of the most recent Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to one-hundred to two-hundred percent (100% to 200%) of the total of (i) the executive’s annual base salary in effect at the time of termination and (ii) the executive’s AI plan award at target level (the ‘‘Severance Pay’’);

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive shall pay for such coverage at no greater after tax costs to the executive than the after-tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•
Pro-rata annual incentive for the number of months of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays AI plan awards to active employees;

•	Continued life insurance coverage for the 18-month period following termination;

•	Outplacement services;

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•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused and accrued vacation;

•
Such pension and post-retirement health and life insurance benefits due to the executive officer upon his or her termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided (including grow-in rights as provided under the terms of the applicable plan, program or policy);

•	The right to exercise vested stock options for twelve months; and

•	Forfeit any unvested RCUs, any unvested stock options and any unvested restricted stock, or RSUs.
As defined in the ESA, ‘‘Good Reason’’ means the occurrence of any of the following events or conditions: (i) we reduce the executive officer’s base salary by ten percent (10%) or more (either upon one reduction or in a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for the executive officer’s then-current peers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer’s base salary, (ii) a change to the executive’s reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level, or (iii) a demotion in position (including a decrease in organization level) resulting in the material diminution of the executive officer’s authority (including, but not limited to, the budget over which the executive officer retains authority), duties, or responsibilities within the Company except, in case of each of (i) or (ii), in connection with the involuntary termination of the executive officer’s employment for Cause.
Termination Related to a Change in Control: If the employment of an executive officer is involuntarily terminated for any reason other than for “Cause” or if a “Constructive Termination” (as defined below) occurs within 18 months after a Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to (i) a pro-rata portion of the executive officer’s AI plan award at target level (the ‘‘CIC Prorated Bonus’’), which payment shall be in lieu of any payment to which the executive officer may otherwise have been entitled to receive under a Change in Control-sponsored incentive or bonus plan, plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s AI award at target level (the ‘‘CIC Severance Pay’’). The CIC Severance Pay and the CIC Prorated Bonus shall be paid in a lump sum on the payment date;

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive officer shall pay for such coverage at no greater after tax costs to the executive officer than the after tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Continued life insurance coverage for the 18-month period following termination;

•	Outplacement services;

•	Tax counseling and tax preparation services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•	Acceleration of the vesting of all options, which such options will be exercisable for a period of three years from the date of the Change in Control, or if earlier the original term of the Award.

•	Acceleration of the vesting of cash-settled RCUs at the target performance level;

•	Acceleration of vesting of the SRAP balance; and

•
A lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was 18 months older and had 18 more months of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination.

As defined in the ESA, ‘‘Constructive Termination’’ means the occurrence of any of the following events or conditions:
(i) a material diminution in the executive officer’s authority (including, but not limited to, the budget over which the executive retains authority), duties or responsibilities, (ii) the executive officer’s base salary or total incentive compensation opportunity is reduced by ten percent (10%) or more, (iii) a material breach of the executive officer’s ESA, and (iv) the executive officer is required to be based anywhere more than 45 miles from the location of either the executive’s office (if other than the Company’s headquarters) or Company’s headquartered offices.

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The table below states the multiplier of the sum of annual base salary plus AI plan award at target level used in each NEO’s severance formula under a termination without Cause by us or by the NEO for Good Reason as of October 31, 2019.

NEO	Multiplier – Involuntary Not for Cause or Good Reason Termination	Multiplier – Change in Control
Troy A. Clarke(1)	200%	200%
Walter G. Borst	200%	300%
Persio V. Lisboa	200%	300%
William V. McMenamin	150%	300%
Curt A. Kramer	150%	200%

(1)
Mr. Clarke does not have an ESA. Per the Employment Agreement, as amended, in the event his employment with the Company is terminated (i) by the Company without Cause, or (ii) by executive due to Constructive Termination, as defined in the Employment Agreement, as amended, then in addition to accrued obligations, he is eligible for the sum of 200% of his base salary plus target annual incentive.

Disability and Death: If an executive officer is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our ‘‘Non-Represented Employee Disability Benefit Program’’ which provides for short-term and long-term disability (‘‘LTD’’) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. In the event an executive officer has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an executive officer has PSUs, vesting accelerates and the shares are issued immediately. In addition, while classified as disabled, the executive officer continues to accrue benefits under the defined benefit plans.
In the event of an executive officer’s death, a beneficiary of the executive officer may exercise an outstanding stock option at any time within a period of two years after death. Restricted stock, RSUs or PSUs will vest as of the date of death and all restrictions lapse and the restricted stock, RSUs or PSUs will be immediately transferable to the executive officer’s beneficiary or estate. The executive officer’s beneficiary will also be eligible for a pro-rata payment under the AI plan based upon the number of months the executive officer was an active employee during the year. The executive officer’s beneficiary will also receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans.

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Executive Compensation Tables
The table below summarizes the total compensation paid to or earned by each of our NEOs for the years ending October 31 for 2019, 2018 and 2017:
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Troy A. Clarke President and Chief Executive Officer	2019	1,050,000	—	1,649,999	1,099,991	4,205,840	1,703,461	254,730	9,964,021
	2018	1,027,183	—	1,649,976	1,099,997	2,350,250	593,454	202,289	6,923,149
	2017	1,000,000	—	1,349,982	904,087	1,497,500	615,235	181,594	5,548,398
Walter G. Borst Executive Vice President and Chief Financial Officer	2019	772,335	30,893	629,967	524,991	1,917,939	933,188	154,021	4,963,334
	2018	766,711	—	629,982	419,998	1,018,578	4,644	123,455	2,963,368
	2017	749,840	—	629,979	421,907	673,731	54,965	130,173	2,660,595
Persio V. Lisboa President, Operations	2019	756,338	—	539,986	449,980	1,640,105	1,214,759	142,517	4,743,685
	2018	715,500	—	479,990	319,998	859,547	398,058	109,850	2,882,943
	2017	633,750	—	479,972	321,407	606,488	209,173	107,585	2,358,375
William V. McMenamin President Financial Services and Treasurer	2019	460,000	18,400	149,967	124,978	642,650	753,984	99,180	2,249,159
	2018	460,000	—	149,992	99,999	388,974	357,860	80,567	1,537,392
	2017	398,875	—	149,986	100,448	330,648	147,201	69,456	1,196,614
Curt A. Kramer Senior Vice President and General Counsel	2019	463,942	—	224,968	187,485	489,544	414,282	82,726	1,862,947
	2018	425,600	—	149,992	99,999	272,503	155,339	53,252	1,156,685

(1)
The amounts reported in this column reflect the aggregate fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718. Generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that will be realized by the officers. The fair values of stock-based awards are estimated using the closing price of our stock on the grant date. Stock-based awards settle in common stock on a one-for-one basis, or the cash equivalent of the common stock. The grant date fair values of each individual stock based award in 2019 are set forth in the Grants of Plan-Based Awards table on page 59. Additional information about these values is included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2019.

(2)
The amounts reported in this column reflect the aggregate fair value of stock options, granted in the year computed in accordance with FASB ASC Topic 718. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the officers. Assumptions used in the calculation of these values are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2019. A description of stock options appears in the narrative text following the Grants of Plan-Based Awards table.

(3)
The amounts reported in this column represent the 2019 AI plan award payment based on an actual payout at 134.7% of target and performance- based RCUs earned in 2019 under the 2017 LTI. AI awards are projected to be paid in February 2020. The value of the 2019 AI Awards are as follows: Mr. Clarke $1,767,938, Mr. Borst $780,251, Mr. Lisboa $773,296, Mr. McMenamin $371,772, and Mr. Kramer $381,192. In addition, we reported the value of performance-based RCUs earned in fiscal year 2019 based on the probable outcome of such performance conditions, which was not maximum. The value of the performance-based RCUs for each NEO are as follows: Mr. Clarke $2,437,902, Mr. Borst $1,137,688, Mr. Lisboa $866,810, Mr. McMenamin $270,878, and Mr. Kramer $108,351.

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(4)
These amounts represent the difference in the market interest rate under the IRC and the interest credit rate of 7.5% per annum compounded on a daily basis on the SRAP. The 7.5% is the rate used to design the SRAP as a comparable replacement for the Managerial Retirement Objective (“MRO”). The interest credit rate constitutes an “above-market interest rate” under the IRC. These amounts also represent the change in actuarial present value of the SERP for Messrs. Clarke, Borst, Lisboa, McMenamin and Kramer.

(5)
“All Other Compensation” reflects the following items: flexible perquisite cash allowances; Company-paid legal fees; Company-paid life and accidental death and disability (“AD&D”) insurance premiums; Company contributions to the RAP and the SRAP; and taxable spouse travel.

NEO	Flexible Perquisites Cash Allowances	Company-Paid Legal Fees(1)	Company Paid Life and AD&D Insurance Premiums	Company Contributions to RAP	Company Contributions to SRAP	Taxable Spouse Travel	Other Comp	Total
Clarke	$46,000	$2,003	$32,256	$27,700	$146,771	$0	$0	$254,730
Borst	$37,000	$0	$13,324	$27,700	$75,997	$0	$0	$154,021
Lisboa	$37,000	$0	$8,992	$27,070	$68,639	$816	$0	$142,517
McMenamin	$28,000	$0	$9,881	$27,700	$33,517	$82	$0	$99,180
Kramer	$24,000	$0	$4,304	$27,700	$26,722	$0	$0	$82,726

(1)	The amount reported for Mr. Clarke represent legal fees incurred in connection with the 2019 Employment Agreement Amendment and paid on Mr. Clarke’s behalf.

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Grants of Plan-Based Awards Table
The following table provides information for each of our NEOs with respect to annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans for the year ended October 31, 2019. Specifically the table presents the 2019 grants of AI plan awards, performance RCUs, share settled RSUs, and stock options. All of the awards were granted under the 2013 PIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Troy A. Clarke
Performance RCU - Adjusted EBITDA(4)	4/24/2019	515,625	1,375,000	3,437,500
Performance RCU - Revenue Growth(4)	4/24/2019	515,625	1,375,000	3,437,500
AI Plan Award - Cash(5)		131,250	1,312,500	2,953,125
RSU	4/24/2019				46,955			1,649,999
Stock Option	4/24/2019					66,747	35.14	1,099,991
Walter G. Borst
Performance RCU - Adjusted EBITDA(4)	2/13/2019	196,875	525,000	1,312,500
Performance RCU - Revenue Growth(4)	2/13/2019	196,875	525,000	1,312,500
AI Plan Award - Cash(5)		57,925	579,251	1,303,315
RSU	2/13/2019				17,958			629,967
Stock Option	2/13/2019					30,900	35.08	524,991
Persio V. Lisboa
Performance RCU - Adjusted EBITDA(4)	2/13/2019	168,750	450,000	1,125,000
Performance RCU - Revenue Growth(4)	2/13/2019	168,750	450,000	1,125,000
AI Plan Award - Cash(5)		54,675	546,750	1,230,188
RSU	2/13/2019				15,393			539,986
Stock Option	2/13/2019					26,485	35.08	449,980
William V. McMenamin
Performance RCU - Adjusted EBITDA(4)	2/13/2019	46,875	125,000	312,500
Performance RCU - Revenue Growth(4)	2/13/2019	46,875	125,000	312,500
AI Plan Award - Cash(5)		27,600	276,000	621,000
RSU	2/13/2019				4,275			149,967
Stock Option	2/13/2019					7,356	35.08	124,978
Curt A. Kramer
Performance RCU - Adjusted EBITDA(4)	2/13/2019	70,313	187,500	468,750
Performance RCU - Revenue Growth(4)	2/13/2019	70,313	187,500	468,750
AI Plan Award - Cash(5)		28,299	282,994	636,737
RSU	2/13/2019				6,413			224,968
Stock Option	2/13/2019					11,035	35.08	187,485

(1)
Restricted Stock Units. The amounts shown for RSUs represent the number of RSUs awarded to the NEO’s in the fiscal year under our 2013 PIP, as described more fully under the Long-Term Incentives section of this proxy statement. The RSUs will cliff vest as to 100% of the units awarded on the 3 year anniversary of the date the award was granted, subject to service conditions being met. The RSUs will be settled in shares at the time they vest.

(2)
Stock Options. The amounts shown represent the number of stock options awarded to the NEO’s in the fiscal year under our 2013 PIP, as described more fully under the Long-Term Incentives section of this proxy statement. The stock options generally vest over a three-year period with ⅓rd of the award vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested, subject to service conditions being met. The stock options expire ten years after the date of grant.

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(3)
The amounts shown do not reflect realized compensation by the NEOs. The amounts shown represent the value of the stock settled RSUs and stock options granted to the NEOs based on the grant date fair value of the awards as determined in accordance with FASB ASC Topic 718.

(4)
Performance RCUs - EBITDA and Performance RCUs - Revenue Growth. The amounts shown represent the threshold, target and maximum number of performance RCUs that we awarded in the fiscal year to the NEOs under our 2013 PIP, as described more fully under the Long Term Incentives section of this proxy statement. The extent to which our NEOs will receive any amounts under the EBITDA performance award is based on the 3 year cumulative Adjusted EBITDA target percentage achieved for 2019, 2020 and 2021, with a relative 3 year TSR modifier. The extent to which our NEOs will receive any amounts under the Revenue Growth performance award is based on the individual Revenue Growth rates for fiscal years 2019, 2020 and 2021, and a Cumulative Revenue Growth rate, based on the combined percentage increase/decrease in Revenue Growth for fiscal years 2019, 2020 and 2021, with a 3-year relative TSR modifier. The RCUs represent a cash plan with each RCU representing $1. These amounts may not be paid to or realized by the NEOs. The RCUs generally cliff vest as to 100% of the units awarded on the 3 year anniversary of the date the award was granted, subject to the service conditions and performance conditions being met.

(5)
The amounts set forth in this row represent the estimated cash payments to be awarded to our NEO’s under the Company’s 2019 AI Plan. The actual cash payments will be based on achievement at 134.7% of target. For additional information regarding the 2019 cash AI awards, see the Annual Incentives section of this proxy statement. Under the AI plan, the performance metric threshold is 40% of target, target is 100% and for purposes of this table maximum equals distinguished which is 150% of target. In addition, there is an EBITDA multiplier under the AI plan which is 25% for under threshold, 40% at threshold, 100% at target and 150% at distinguished.

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Outstanding Equity Awards Table
The following table provides information on the holdings of stock options and stock awards by our NEOs as of the year ended October 31, 2019. The table includes unexercised, vested and unvested stock option awards, and performance stock options, and also includes unvested RSUs. The vesting information for the grants is provided in the footnotes to this table, based on the stock option or RSU grant date. The market value of the stock awards is based on the closing price of our Common Stock as of October 31, 2019, which was $31.28 per share. For additional information about the stock option awards and RSUs, see the description of Long-Term Incentive Compensation section of this proxy statement.

	Option Awards(1)(3)				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)
Name	Exercisable (#)	Unexercisable (#)
Troy A. Clarke	224,000	—	38.300	4/22/2020	49,126	1,536,661
	373,333	—	30.640	4/22/2020	40,530	1,267,778
	135,012	—	35.090	3/10/2021	46,955	1,468,752
	81,007	—	43.860	3/10/2021	—	—
	45,489	22,744	27.480	2/14/2027	—	—
	18,333	37,664	40.710	4/16/2028	—	—
	—	66,747	35.140	4/24/2029	—	—
Total:	877,174	127,155			136,611	4,273,191
Walter G. Borst	58,789	—	35.220	8/1/2020	22,925	717,094
	12,476	—	27.670	2/11/2022	15,679	490,439
	14,971	—	27.670	2/11/2022	17,958	561,726
	21,228	10,614	27.480	2/14/2027	—	—
	7,539	15,078	40.180	2/13/2028	—	—
	—	30,900	35.080	2/13/2029	—	—
Total:	115,003	56,592			56,562	1,769,259
Persio V. Lisboa	32,895	—	27.240	2/19/2020	15,283	478,052
	8,317	—	27.670	2/11/2022	2,097	65,594
	9,981	—	27.670	2/11/2022	11,946	373,671
	14,152	7,076	27.480	2/14/2027	15,393	481,493
	1,946	973	28.610	3/1/2027	—	—
	5,744	11,488	40.180	2/13/2028	—	—
	—	26,485	35.080	2/13/2029	—	—
Total:	73,035	46,022			44,719	1,398,810
William V. McMenamin	9,663	—	27.240	2/19/2020	5,458	170,726
	1,723	—	27.670	2/11/2022	3,733	116,768
	2,067	—	27.670	2/11/2022	4,275	133,722
	5,054	2,527	27.480	2/14/2027	—	—
	1,795	3,590	40.180	2/13/2028	—	—
	—	7,356	35.080	2/13/2029	—	—
Total:	20,302	13,473			13,466	421,216
Curt A. Kramer	1,028	—	27.240	2/19/2020	606	18,956
	1,028	—	27.240	2/19/2020	2,437	76,229
	2,202	1,101	24.620	3/31/2027	3,733	116,768
	1,795	3,590	40.180	2/13/2028	6,413	200,599
	—	11,035	35.080	2/13/2029	—	—
Total:	6,053	15,726			13,189	412,552

(1)
All stock options, other than performance stock options, became or will become exercisable under the following schedule: ⅓rd on each of the first three anniversaries of the date of grant. Performance stock options that expire on February 19, 2020 or February 11, 2022, cliff

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vested on the three year anniversary of the date of grant upon performance conditions being met. The Compensation Committee certified that the performance conditions were met in full on the performance options that expire on February 19, 2020 and that EBITDA performance conditions on options expiring on February 11, 2022 were met as to 30% and that Revenue Growth performance conditions on options expiring on February 11, 2022 were met as to 25%.

(2)
Amounts in this column represent RSUs. In general RSUs become vested as to 1/3rd of the shares granted on each of the first three anniversaries of the date of grant or cliff vest as to 100% of the units granted three years after the grant date.

(3)	The vesting dates of outstanding unexercisable stock options and unvested RSUs at October 31, 2019, are listed below.

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2020	Number of Shares Vesting and Vesting Date in 2021	Number of Shares Vesting and Vesting Date in 2022
Troy A. Clarke	Options	2/14/2017	22,744	22,744 on 2/14/2020
	Options	4/16/2018	37,664	18,832 on 4/16/2020	18,832 on 4/16/2021
	Options	4/24/2019	66,747	22,249 on 4/24/2020	22,249 on 4/24/2021	22,249 on 4/24/2022
	RSUs	2/14/2017	49,126	49,126 on 2/14/2020
	RSUs	4/16/2018	40,530		40,530 on 4/16/2021
	RSUs	4/24/2019	46,955			46,955 on 4/24/2022
Walter G. Borst	Options	2/14/2017	10,614	10,614 on 2/14/2020
	Options	2/13/2018	15,078	7,539 on 2/13/2020	7,539 on 2/13/2021
	Options	2/13/2019	30,900	10,300 on 2/13/2020	10,300 on 2/13/2021	10,300 on 2/13/2022
	RSUs	2/14/2017	22,925	22,925 on 2/14/2020
	RSUs	2/13/2018	15,679		15,679 on 2/13/2021
	RSUs	2/13/2019	17,958			17,958 on 2/13/2022
Persio V. Lisboa	Options	2/14/2017	7,076	7,076 on 2/14/2020
	Options	3/1/2017	973	973 on 3/1/2020
	Options	2/13/2018	11,488	5,744 on 2/13/2020	5,744 on 2/13/2021
	Options	2/13/2019	26,485	8,829 on 2/13/2020	8,828 on 2/13/2021	8,828 on 2/13/2022
	RSUs	2/14/2017	15,283	15,283 on 2/14/2020
	RSUs	3/1/2017	2,097	2,097 on 3/1/2020
	RSUs	2/13/2018	11,946		11,946 on 2/13/2021
	RSUs	2/13/2019	15,393			15,393 on 2/13/2022
William V. McMenamin	Options	2/14/2017	2,527	2,527 on 2/14/2020
	Options	2/13/2018	3,590	1,795 on 2/13/2020	1,795 on 2/13/2021
	Options	2/13/2019	7,536	2,452 on 2/13/2020	2,452 on 2/13/2021	2,452 on 2/13/2022
	RSUs	2/14/2017	5,458	5,458 on 2/14/2020
	RSUs	2/13/2018	3,733		3,733 on 2/13/2021
	RSUs	2/13/2019	4,275			4,275 on 2/13/2022
Curt A. Kramer	Options	3/31/2017	1,101	1,101 on 3/31/2020
	Options	2/13/2018	3,590	1,795 on 2/13/2020	1,795 on 2/13/2021
	Options	2/13/2019	11,035	3,679 on 2/13/2020	3,678 on 2/13/2021	3,678 on 2/13/2022
	RSUs	2/14/2017	606	606 on 2/14/2020
	RSUs	3/31/2017	2,437	2,437 on 3/31/2020
	RSUs	2/13/2018	3,733		3,733 on 2/13/2021
	RSUs	2/13/2019	6,413			6,413 on 2/13/2022

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Option Exercises and Stock Vested Table
The following table provides information regarding stock option exercises by our NEOs during the year ended October 31, 2019, including the number of shares of Common Stock acquired upon exercise and the value realized and the number of shares acquired upon the vesting of RSUs and the value realized by the NEO before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our Common Stock on the date of exercise or vesting, as applicable.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Troy A. Clarke	102,796	295,025	51,270	1,773,498
Walter G. Borst	—	—	28,215	928,970
Persio V. Lisboa	—	—	19,008	625,917
William V. McMenamin	—	—	6,567	216,438
Curt A. Kramer	—	—	1,201	41,071

(1)	The value realized upon vesting for our NEOs is attributable to the vesting of cash and share settled RSUs during the year ended October 31, 2019.
Pension Benefits Table
The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2019 for the NEOs under the SERP, based on the assumptions described in the footnote below the table. For more information, see the Pension Benefits section on page 49 of this proxy statement.

Named Executive Officers	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Troy A. Clarke	9.0	8,242,858	—
Walter G. Borst	6.5	3,668,031	—
Persio V. Lisboa	21.0	3,232,530	—
William V. McMenamin	18.6	2,492,861	—
Curt A. Kramer	18.0	1,038,819	—

(1)
Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also unless otherwise noted, form of payment, discount rate (3.15%) and mortality (115% of RP2014 White Collar headcount-weighted table projected using Scale MP2019 with generational projection, modified to converge to 75% of long-term improvement rates by 2035) is based on assumptions from the guidance on accounting for pensions. Additionally, SERP benefits have only been offset by benefits under Navistar sponsored retirement programs. At actual retirement, these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar.

Non-Qualified Deferred Compensation Table
The table below provides information on the non-qualified deferred compensation in which our NEOs participated during the year ended October 31, 2019. For more information, see the Non-Qualified Deferred Compensation Plans section on page 50 of this proxy statement.

Named Executive Officers	Registrant Contributions in Last Fiscal Year(1) ($)	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance As of Last Fiscal Year End(3) ($)
Troy A. Clarke	146,771	—	47,396	—	896,653
Walter G. Borst	75,997	—	25,994	—	710,345
Persio V. Lisboa	68,639	—	19,197	—	300,655
William V. McMenamin	33,517	—	11,669	—	225,801
Curt A. Kramer	26,722	—	3,953	—	61,406

(1)
Our contributions represent any notional contribution credits to the SRAP during the year. These contributions are also included in the "All Other Compensation" column of the "Summary Compensation Table".

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(2)
‘‘Aggregate Earnings in Last Fiscal Year’’ represent the notional interest credited during the year for participants in the SRAP plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO, if applicable. For the SRAP, ‘‘Aggregate Earnings in Last Fiscal Year’’ is the interest credited to each NEO from the beginning of the year until the end of the year at a 7.5% interest crediting rate. The above market portion of this notional interest is included in the “Change in Pension Value & Non-Qualified Deferred Compensation” column of the “Summary Compensation Table”. The above market portions are: $11,430 for Mr. Clarke, $6,271 for Mr. Borst, $4,625 for Mr. Lisboa, $2,815 for Mr. McMenamin and $947 for Mr. Kramer. ‘‘Aggregate Earnings in Last Fiscal Year’’ for purposes of the PSUs is the aggregate change in value of the PSUs held during the year.

(3)
The ‘‘Aggregate Balance as of Last Fiscal Year End’’ consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs. The “Aggregate Balance as of Last Fiscal Year End” reported in the prior year’s proxy statement were: Mr. Clarke $715,996, Mr. Borst $631,262, Mr. Lisboa $213,758, Mr. McMenamin $184,330 and Mr. Kramer $30,731.

Estimated Cash Payments Upon Termination or Change in Control
The table below shows the estimated cash payments that our NEOs would receive if their employment was terminated under various circumstances, or in connection with a Change in Control, based on the terms of the plans and agreements that were in effect as of October 31, 2019. For purposes of this table, references to “ESAs” will be deemed to include Mr. Clarke’s Employment Agreement, as amended. For more information, see the Potential Payments upon Termination or Change in Control section on page 53 of this proxy statement.

NEO	Severance Amount/Cash Payment ($)	Payment Under Non- Qualified Plan ($)	Stock Options ($)(1)	Restricted Stock/Units ($)(2)	Performance Units ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Troy A. Clarke
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(6)	4,725,000	—	—	2,927,745	6,682,500	74,031	25,000	14,434,276
Change in Control(6)(11)	6,037,500	788,029	86,427	4,464,407	7,750,000	74,031	25,000	19,225,394
Disability(7)	630,000	788,029	86,427	4,464,407	8,763,464	—	—	14,732,327
Death(8)	—	—	86,427	4,464,407	8,763,464	—	—	13,314,298
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Walter G. Borst
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(9)	2,703,173	—	—	324,248	—	34,461	25,000	3,086,882
Change in Control(10)(11)	4,634,010	386,096	40,333	2,093,508	3,150,000	34,461	25,000	10,363,408
Disability(7)	463,401	386,096	40,333	2,093,508	1,949,702	—	—	4,933,040
Death(8)	—	—	40,333	2,093,508	1,949,702	—	—	4,083,543
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Persio V. Lisboa
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(9)	2,679,075	—	—	87,271	—	28,210	25,000	2,819,556
Change in Control(10)(11)	4,592,700	339,752	29,487	1,486,082	2,500,000	28,210	25,000	9,001,231
Disability(7)	459,270	339,752	29,487	1,486,082	1,516,496	—	—	3,831,087
Death(8)	—	—	29,487	1,486,082	1,516,496	—	—	3,032,065
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	—	—	73,977	—	—	—	73,977
William V. McMenamin(12)
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(9)	1,104,000	197,925	9,603	340,076	383,187	14,656	25,000	2,074,447
Change in Control(10)(11)	2,484,000	580,338	9,603	473,798	750,000	14,656	25,000	4,337,395
Disability(7)	276,000	197,925	9,603	473,798	464,215	—	—	1,421,541
Death(8)	—	202,619	9,603	473,798	464,215	—	—	1,150,235
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	197,925	—	—	—	—	—	197,925
Curt A. Kramer
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(9)	1,131,974	—	—	—	—	21,283	25,000	1,178,257
Change in Control(10)(11)	1,792,293	61,406	7,333	412,552	725,000	21,283	25,000	3,044,867
Disability(7)	282,994	61,406	7,333	412,552	361,789	—	—	1,126,074
Death(8)	—	—	7,333	412,552	361,789	—	—	781,674
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	—	—	—	—	—	—	—

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*	For more information see the Potential Payments upon Termination or Change in Control section on page 53 of this proxy statement.

(1)
The amount includes the value of unvested in-the-money stock options. The per share value for options is equal to the difference between the option exercise price and the closing price as of the last day of the fiscal year (October 31, 2019), which was $31.28 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years. The value in the table actually realized by the terminated executive could be higher or lower than what is set forth in the table due to the price at the time the terminated executive exercises the option, if the terminated executive does, in fact timely exercise.

(2)
The value of outstanding restricted stock, RSUs or PSUs is based on the October 31, 2019 closing price of $31.28 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years. Amounts indicated for voluntary and involuntary for Cause termination represent deferred shares that have already been earned.

(3)
This amount includes the value of all un-vested cash-settled performance RCUs based on current forecasting models with respect to the attainment of the applicable performance goal. The value to be received is contingent on actual performance achieved.

(4)
Benefits include 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate. Benefits also include 18 months of continued life insurance coverage for all NEOs (per their ESAs) terminated without Cause, with Good Reason or following a Change in Control.

(5)	This amount represents our cost for NEO outplacement counseling and services.

(6)
In the event Mr. Clarke’s employment and service with the Company terminate for any reason, including due to his death or disability, Mr. Clarke will be entitled to unpaid and accrued payments and benefits.

If Mr. Clarke’s employment and service with the Company is terminated by the Company without Cause or by Mr. Clarke due to a Constructive Termination, as defined in the Employment Agreement, as amended, then in addition to his accrued obligations and the accelerated vesting of his options, subject to Mr. Clarke’s execution of a release (without revocation), Mr. Clarke will be entitled to the following:

1.	A lump sum severance payment equal to 200% of the sum of his base salary and AI target;

2.	Twelve months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate;

3.	24 months continued life insurance coverage;

4.	Outplacement services;

5.	Retention of any remaining flexible perquisite allowance already paid;

6.	Company-paid tax counseling and tax forms preparation services up to and including the taxable year of Mr. Clarke in which the termination occurred; and

7.	Pro-rata portion of the earned AI award that would have been payable to Mr. Clarke for the Company’s fiscal year in which the termination occurred, based on actual performance effective October 31
If Mr. Clarke’s employment and service with the Company is terminated by the Company without Cause or by Mr. Clarke due to a Constructive Termination, in either case, during the 24 months after the date of the then-most recent “Change in Control” as defined in the Employment Agreement, as amended, Mr. Clarke will be entitled to the same benefits referenced above in items 1-7 except with respect to item 7 above, instead of the pro-rata portion of the AI award it will be the pro-rata portion of the target AI award.

(7)
This amount is 60% of annualized base salary as of October 31, 2019 and is not offset by other sources of income, such as Social Security. It represents the amount that would be paid annually over the term of the disability. In addition, the NEOs would be eligible for a SRAP benefit.

(8)	Our NEOs participate in our defined contribution plans and a deferred benefit plan that provides a surviving spouse benefit.

(9)	This calculation, as described in the ESA, is 150% to 200% of the sum of the NEO’s annual base salary plus AI target.

(10)	The Change in Control calculation, as defined in the ESA, is 200% to 300% of the sum of the executive’s annual base salary plus AI target plus pro-rata AI.

(11)
Included in the Payment Under Non-Qualified Plan figure above for Change in Control is the lump sum cash payment equal to the difference in (i) the actuarial present value of the NEOs non-tax qualified pension benefits assuming the executive was 18 months older and had 18 months more of service, over (ii) the actuarial present value of the NEOs’ non-tax qualified pension benefits at the date of termination. The lump sum cash payment for Mr. McMenamin is $382,413. The lump sum cash payments for Messrs. Borst, Lisboa, and Kramer are $0., because the vesting of their SRAP under a CIC, which offsets the non--tax qualified pension benefits, mitigates effect of the additional 18 months of age and service. The lump sum cash payment for Mr. Clarke is $0 as Mr. Clarke’s Employment Agreement does not have a provision for this lump sum cash payment. Also included in the Payment Under Non-Qualified Plan figure above for Change in Control, is the value of the SRAP account which immediately vests upon a CIC. For Messrs. Borst and Kramer, the SRAP would be paid as a lump sum and the figure reported is the SRAP account balance which is $386,096 for Mr. Borst and $61,406 for Mr. Kramer. For Messrs. Clarke, Lisboa and McMenamin, the SRAP would be paid as an annuity and the figure reported is the actuarial present value of the SRAP annuity which is $788,029 for Mr. Clarke, $339,752 for Mr. Lisboa, and $197,925 for Mr. McMenamin. The monthly annuities are in the form of 55% Joint & Survivor and a payable for the lifetime of the participant to the participant and 55% of the monthly benefit is paid to the spouse following the death of the participant. The monthly benefit amounts are $3,658.37 for Mr. Clarke, $1,387.90 for Mr. Lisboa and $782.46 for Mr. McMenamin.

(12)	Mr. McMenamin is retirement eligible under the SRAP plan and therefore is eligible for his SRAP benefit in all termination circumstances.

2020 Proxy Statement	65

EXECUTIVE COMPENSATION

Equity Compensation Plan Information
This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2019.

Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted–Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,581,792	(2)	$32.82	(3)	3,106,390	(4)(5)
Equity compensation plans not approved by stockholders(6)	6,974	(6)(7)	N/A	(3)	—
Total	2,588,766		N/A		3,106,390

(1)
This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees and Navistar, Inc. Retirement Accumulation Plan. As of October 31, 2019, there were 1,306,079 shares of Common Stock held in these plans.

(2)
This number includes stock options, DSUs and PSUs (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 PIP; and stock options, performance stock options, RSUs, DSUs, and PSUs granted under our 2013 PIP. Stock options awarded to employees for the purchase of Common Stock from the 2004 PIP and the 2013 PIP were granted with an exercise price equal to the fair market value of the stock on the date of grant, generally have a 10-year contractual life, except for options granted under the 2004 PIP after December 15, 2009 and options granted under the 2013 PIP between February 19, 2013 and December 12, 2017, which have a contractual life of 7-years, and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Performance stock options granted under the 2013 PIP generally do not become exercisable until after the three year anniversary of the date of grant and only if performance conditions are met. The terms of RSU awards granted under the 2013 PIP were established by the Board or a committee thereof at the time of issuance. The 2004 PIP expired on February 18, 2013, and as such no further awards may be granted under the 2004 PIP. As of October 31, 2019, 10,000 stock option awards, 1,338 DSUs, and 13,521 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2004 PIP, and 2,050,818 stock options, including performance stock options, 475,824 RSUs, 17,813 DSUs and 12,478 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2013 PIP. For more information on the 2013 PIP, see footnote 5 below.

(3)
RSUs, DSUs, and PSUs settled in shares do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on DSUs and PSUs, see the discussion in footnote 6 below entitled ‘‘The Ownership Program.’’ There were no options or warrants outstanding under the unapproved plans as of October 31, 2019.

(4)
Our 2004 PIP was approved by the Board and the Compensation and Governance Committee on October 21, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 PIP was amended on December 14, 2004, which amendment was approved by stockholders on March 23, 2005. The plan was subsequently amended on December 13, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009, December 15, 2009, and April 19, 2010. The 2004 PIP replaced, on a prospective basis, our 1994 PIP, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the ‘‘Prior Plans’’). A total of 3,250,000 shares of Common Stock were reserved for awards under the 2004 PIP. On February 16, 2010, our stockholders approved an amendment to increase the number of shares available for issuance under the 2004 PIP from 3,250,000 to 5,750,000. Shares subject to awards under the 2004 PIP, or the Prior Plans after February 17, 2004 and before February 19, 2013, that were canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again became available for awards.

(5)
The 2013 PIP was approved by the Board and the Compensation Committee on December 11, 2012 and by our stockholders on February 19, 2013. Our 2013 PIP was amended on February 11, 2015. The 2013 PIP replaced on a prospective basis the 2004 PIP and the Prior Plans, and awards may no longer be granted under the 2004 PIP or the Prior Plans. A total of 3,665,500 shares of Common Stock were reserved for awards under the 2013 PIP. Shares subject to awards under the 2013 PIP, the 2004 PIP or the Prior Plans after February 19, 2013, that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2019, which are available for issuance.

(6)
The following plans were not approved by our stockholders: The Executive Stock Ownership Program (the ‘‘Ownership Program’’), and the Deferred Fee Plan, except that any DSUs awarded out of the Deferred Fee Plan on or after September 30, 2013, are now issued out of the 2013 PIP. Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans.

The Ownership Program. On June 16, 1997, the Board approved the terms of the Ownership Program, and on April 17, 2001, October 15, 2002, August 30, 2004, December 16, 2008 and January 9, 2009, the Board approved certain amendments thereto. In general, the Ownership Program requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified time lines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus or defer salary into DSUs. These DSUs vest immediately. There were 2,365 DSUs deferred under the Ownership Program (albeit

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EXECUTIVE COMPENSATION

1,338 DSUs were granted under the 2004 PIP and 1,027 DSUs were granted under the 2013 PIP) and outstanding as of October 31, 2019. PSUs may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 29,090 PSUs earned under the Ownership Program (albeit 3,091 PSUs were granted under the Ownership Program, 13,521 PSUs were granted under the 2004 PIP and 12,478 PSUs were granted under the 2013 PIP) and outstanding as of October 31, 2019. Each vested DSU and PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Ownership Program or the 2004 PIP, but instead are granted under the 2013 PIP. Effective November 1, 2013, the Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus or salary into DSUs.
The Deferred Fee Plan. Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in DSUs. Deferrals in the deferred stock account are valued as if each deferral was vested in Common Stock as of the deferral date. As of October 31, 2019, there were 20,669 outstanding DSUs under the Deferred Fee Plan (including 16,786 DSUs awarded under the 2013 PIP).

(7)	Includes 3,091 PSUs granted under the Ownership Program and 3,883 deferred stock units granted under the Deferred Fee Plan; all of which were outstanding as of October 31, 2019.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Clarke in 2019.
The 2019 annual total compensation of our CEO was $9,964,021. The 2019 annual total compensation of the median employee (excluding our CEO) was $37,580. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is 265:1. This ratio is calculated in a manner consistent with the Securities and Exchange Commission rules (the “SEC Rules”), based on our payroll and employment records and the methodology described below.
As permitted by the SEC Rules, we continued to use our median employee selected on August 31, 2018 (which was within the last three months of our 2018 fiscal year) in the analysis for the CEO Pay Ratio for 2019 as there have been no changes to the employee’s compensation arrangements or to our employee population that would result in significant changes to the CEO Pay Ratio disclosure for 2019. As of the date on which the median employee was selected, the Company and its consolidated subsidiaries employed 13,535 employees in 12 countries. As it represents the principal form of compensation provided to our employees, we selected the year-to-date earnings information which would be recorded in Box 1 of IRS Form W-2 for employees located in the U.S. and the year-to-date earnings information calculated in a substantially similar and consistently applied compensation measure manner (“CACM”) for employees located in Brazil and Mexico. Using this methodology, we determined that the “median employee” had anomalous compensation characteristics. Therefore, we selected the employee closest to the “median employee” with substantially similar compensation calculated using the CACM and with lower compensation.
The SEC Rules include an exemption which allows companies to exclude non-U.S. employees from the median employee calculation if the non-U.S. employees in a specific country comprise five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption in determining the median employee which, as of the determination date of August 31, 2018, resulted in the exclusion of 311 employees located in Argentina, Australia, Canada, China, Germany, India, South Africa, the United Arab Emirates, and the United Kingdom.
The SEC Rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the ratios reported by other companies may not be comparable to the ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2020 Proxy Statement	67

AUDIT MATTERS

PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2020. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Report of the Audit Committee and the Fees of Independent Registered Public Accounting Firm contained below.
If the appointment of KPMG as our independent registered public accounting firm for 2020 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2020 will stand, unless the Audit Committee finds other good reason for making a change.
Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.

Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as Navistar’s independent registered public accounting firm for fiscal year 2020.
Fees of Independent Registered Public Accounting Firm
The following table presents aggregate fees billed or expected to be billed by KPMG, our independent registered public accounting firm, for audit services and fees for professional services incurred for the fiscal years ended October 31, 2019 and 2018, on our behalf:

	2019(1)	2018(1)
Audit fees	$10.8	$10.3
Audit-related fees	0.1	0.1
Tax fees	0.1	0.1
All other fees	—	—
Total fees	$11.0	$10.5

(1)	In millions.
A description of the types of services provided in each category is as follows:
Audit Fees — These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of NFC.
Audit-Related Fees — These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.
Tax Fees — These are fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees — These are fees for permissible services provided by KPMG that do not meet the above categories. For 2019 and 2018, the Company did not incur any other fees.

68

AUDIT MATTERS

Pre-approval Policy
The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000; otherwise, the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations related to non-audit services provided by the firm to us.
Report of the Audit Committee
Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and our independent registered public accounting firm. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.
The Audit Committee discussed with KPMG the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included KPMG’s judgments about the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with KPMG other matters required by Public Company Accounting Oversight Board auditing standards. KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed the independence of the independent registered public accounting firm with management and KPMG. The Audit Committee concluded that KPMG’s independence had not been impaired.
Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2019 for filing with the SEC. In addition, the Audit Committee engaged KPMG to serve as the Company’s independent registered public accounting firm for 2020.
Members of the Audit Committee
Stephen R. D’Arcy (Chairman),
Jeffrey A. Dokho,
Raymond T. Miller and
Kevin M. Sheehan

2020 Proxy Statement	69

INFORMATION ABOUT STOCK OWNERSHIP
Persons Owning more than Five Percent of Company Common Stock
This table indicates, as of December 31, 2019, all persons we know to be beneficial owners of more than 5% of our Common Stock. This information is based, in part, on a review of Schedule 13D, Schedule 13G and Section 16 reports filed with the SEC by persons and entities listed in the table below, as well as on other available information.

Name and Address	Total Amount and Nature of Beneficial Ownership	Percent of Class(A)
Carl C. Icahn c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700 New York, NY 10153	16,729,960(B)	16.9%
TRATON SE Dachauer Str. 641 80995 Munich, Germany	16,629,667(C)	16.8%
Mark H. Rachesky, M.D. 1345 Avenue of the Americas, 42 Floor New York, NY 10105	16,294,019(D)	16.4%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	8,580,292(E)	8.6%
GAMCO Investors, Inc. et. al. One Corporate Center Rye, NY 10580-1435	7,496,697(F)	7.6%

(A)	Applicable percentage ownership is based upon 99,254,705 shares of Common Stock outstanding as of December 31, 2019.

(B)
As reported in Schedule 13D/A, as filed with the SEC on March 17, 2017, by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), and Carl C. Icahn (collectively, the “Icahn Reporting Persons”). The Icahn Reporting Persons reported the following: High River has sole voting power and sole dispositive power with regard to 3,345,991 shares of Common Stock and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master has sole voting power and sole dispositive power with regard to 5,446,990 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; and Icahn Partners has sole voting power and sole dispositive power with regard to 7,936,979 shares of Common Stock and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. See the Schedule 13D/A filed by the Icahn Reporting Persons for certain disclaimers of beneficial ownership.

(C)
As reported in a Schedule 13D/A filed with the SEC on April 18, 2018, by Volkswagen Truck and Bus GmbH (“VW T&B”) and Volkswagen AG (“Volkswagen” and together with VW T&B, the “Reporting Persons”). The Reporting Persons are each the beneficial owners of 16,629,667 shares of Common Stock. In August 2018, VW T&B changed its name to TRATON AG and on December 20, 2018 changed its name to TRATON SE (“TRATON”). TRATON and Volkswagen have shared power to vote and to dispose of 16,629,667 shares of Common Stock. TRATON is a wholly-owned subsidiary of Volkswagen.

(D)
As reported in a Schedule 13D/A filed with the SEC on April 18, 2018 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky, M.D. (collectively, the “MHR Reporting Persons”), and as further supplemented by reports filed on Form 4 by Dr. Rachesky, pursuant to Section 16(a) of the Exchange Act. The MHR Reporting Persons

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INFORMATION ABOUT STOCK OWNERSHIP

reported the following: MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 14,980,528 shares of Common Stock. MHR Fund Management LLC and MHR Holdings LLC each has sole voting and dispositive power over 16,225,000 shares of Common Stock. Dr. Rachesky has sole voting and dispositive power over 16,294,019 shares of Common Stock, which includes (i) 16,225,000 shares of Common Stock beneficially owned by Dr. Rachesky as the managing member of MHR Advisors LLC, MHR Institutional Advisors III LLC and MHR Holdings LLC; (ii) 34,913 shares of Common Stock held directly by Dr. Rachesky; (iii) 4,106 shares of Common Stock that may be obtained upon settlement of phantom stock units granted to Dr. Rachesky in his capacity as a director; and (iv) options to purchase 30,000 shares of Common Stock granted to Dr. Rachesky in his capacity as a director.

(E)
As reported in a Schedule 13G/A filed with the SEC on December 31, 2018, by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. See the Schedule 13G/A for certain disclaimers of beneficial ownership.

(F)
As reported in a Schedule 13D/A filed with the SEC on May 16, 2019, by Gabelli Funds, LLC, GAMCO Asset Management, Inc., Teton Advisors, Inc., Gabelli & Company Investment Advisers, Inc., MJG Associates, Inc., GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc., and Mario J. Gabelli (collectively, the “Gabelli Reporting Persons”). The Gabelli Reporting Persons reported the following: Gabelli Funds LLC has sole voting and dispositive power with regard to 2,749,300 shares of Common Stock, GAMCO Asset Management Inc. has sole voting power with regard to 4,451,422 shares of Common Stock and sole dispositive power with regard to 4,665,722 shares of Common Stock, Teton Advisers, Inc. has sole voting and dispositive power with regard to 20,000 shares of Common Stock, Gabelli & Company Investment Advisers, Inc. has sole voting and dispositive power with regard to 4,375 shares of Common Stock, MJG Associates, Inc. has sole voting and dispositive power with regard to 50,000 shares of Common Stock, GGCP, Inc. has sole voting and dispositive power with regard to 1,300 shares of Common Stock, GAMCO Investors, Inc. has no voting or dispositive power with regard to any shares of Common Stock, Associated Capital Group, Inc. has no voting or dispositive power with regard to any shares of common stock, and Mario J. Gabelli has sole voting and dispositive power with regard to 6,000 shares of Common Stock. Mr. Gabelli is deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the foregoing entities due to the fact that he directly or indirectly controls or acts as chief investment officer for such entities. Gabelli & Company Investment Advisers, Inc. is deemed to have beneficial ownership of the Common Stock owned beneficially by G. research, Inc., Associated Capital Group, Inc., GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the Gabelli Reporting Persons other than Mr. Gabelli and the Gabelli Foundation, Inc. See the Schedule 13D/A filed by the Gabelli Reporting Persons for certain disclaimers of beneficial ownership.

2020 Proxy Statement	71

INFORMATION ABOUT STOCK OWNERSHIP

Company Common Stock Owned by Executive Officers and Directors
The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 31, 2019 by: (i) each of our directors or nominees for director; (ii) each of our NEOs; and (iii) all of our directors, nominees for director, and executive officers as a group. In general, “beneficial ownership” includes those shares of Common Stock a director, nominee for director, NEO or other executive officer has the power to vote or transfer, stock units convertible into Common Stock within 60 days and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name/Group	Owned(A)	Number of DSUs, PSUs or RSUs Convertible into Common Stock(B)	Obtainable Through Stock Option Exercise	Total	Percent of Class
José María Alapont - Director	1,509	—	10,000	11,509	*
Walter G. Borst - EVP and CFO	76,893	33,291	143,456	253,640	*
Troy A. Clarke - Chairman, President & CEO	136,532	142,724	900,418	1,179,674	1.2%
Stephen R. D’Arcy - Director	5,656	—	10,000	15,656	*
Jeffrey A. Dokho(C) - Director	—	—	—	—	*
Vincent J. Intrieri - Director	2,204	8,752	30,000	40,956	*
Curt A. Kramer - SVP and General Counsel	2,385	—	11,527	13,912	*
Persio V. Lisboa - EVP and COO	36,218	20,170	95,657	152,045	*
William V. McMenamin - President, Financial Services and Treasurer	24,964	15,147	27,076	67,187	*
Raymond T. Miller - Director	2,542	4,229	1,667	8,438	*
Mark H. Rachesky(D) - Director	16,259,913	4,106	30,000	16,294,019	16.4%
Andreas H. Renschler - Director	1,244	—	5,000	6,244	*
Christian Schulz - Director	—	—	—	—	*
Kevin M. Sheehan - Director	773	—	1,667	2,440	*
Dennis A. Suskind - Director	5,326	3,944	10,000	19,270	*
All Directors and Executive Officers as a Group (17 persons)(E)	16,568,172	237,821	1,293,162	18,099,155	18.2%

*	Percentage of shares beneficially owned does not exceed one percent.

(A)
The number of shares shown for each NEO (and all directors and executive officers as a group) includes the number of shares of Common Stock owned indirectly, as of December 31, 2019, by such executive officers in our Retirement Accumulation Plan, as reported to us by the Plan trustee.

(B)	For additional information on DSUs, PSUs and RSUs, see below.

(C)	At the request of the UAW, the UAW representative director, Jeffrey Dokho, does not receive stock or stock option grant awards.

(D)
As reported in various Form 4’s filed with the SEC during 2019 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. See also Footnote D to the section Persons Owning More Than Five Percent of Navistar Common Stock in this proxy statement.

(E)	Includes all current directors and executive officers (including Section 16 Officers) as a group.

72

INFORMATION ABOUT STOCK OWNERSHIP

DSUs PSUs and RSUs
Under our Executive Stock Ownership Program up until 2013, executives were entitled to defer their cash bonus into deferred share units ("DSUs"). If an executive officer elected to defer a cash bonus, the number of shares shown for such NEO (and for all Executive Officers included in all Directors and Executive Officers as a group) includes these DSUs. These DSUs vested immediately. The number of shares shown as owned for each NEO (and for all Executive Officers included in all Directors and Executive Officers as a group) also includes premium share units ("PSUs") that were awarded pursuant to the Executive Stock Ownership Program. PSUs vested in equal installments on each of the first three anniversaries of the date on which they were awarded. Effective November 1, 2013, our Executive Stock Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus into DSUs.
Under our Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs. If a director elected to defer a portion of his annual retainer into DSUs, these DSUs are shown as owned for such director (and included in all Directors and Executive Officers as a group).
Certain of our executives have been awarded share settled restricted stock units ("RSUs) under the 2013 PIP. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant or cliff vest as to 100% of the shares granted on the third anniversary of the date of grant, and are converted into our Common Stock on a one to one basis at time of vesting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Company stock with the SEC and to provide copies of those reports to Navistar. Based solely on our review of copies of those reports received by us or written representations that all such reports were timely filed, we believe that our directors, executive officers and greater than ten percent beneficial stockholders made all required filings on a timely basis.

2020 Proxy Statement	73

ADDITIONAL INFORMATION
Frequently Asked Questions Regarding Attendance and Voting
Why did I receive a Notice of Internet Availability of Proxy Materials?
Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’) because the Board is soliciting your proxy to vote your shares at our 2020 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’). This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy can be found in the Notice.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to have stockholders consider and act upon the matters outlined in the notice of Annual Meeting and this proxy statement, which include (i) Proposal 1 — the election of the nominees named in this proxy statement as directors, (ii) Proposal 2 — an advisory vote on executive compensation, a so-called ‘‘Say-on-Pay’’ proposal, (iii) Proposal 3 — the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, and (iv) any other matters properly brought before the Annual Meeting. In addition, management may report on the performance of the Company and respond to appropriate questions from stockholders.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	FOR the election of each of the director nominees (Proposal 1);

•	FOR the approval of the advisory vote on executive compensation (Proposal 2);

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 3).
Who can attend the Annual Meeting?
Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Stockholders of record on December 31, 2019;

•	An authorized proxy holder of a stockholder of record on December 31, 2019; or

•	An authorized representative of a stockholder of record who has been designated to present a properly-submitted stockholder proposal.
You must provide evidence of your ownership of shares with your ticket request. The specific requirements for obtaining an admission ticket are specified in the Admission and Ticket Request Procedure section of this proxy statement.
What is a stockholder of record?
A stockholder of record or registered stockholder is a stockholder whose ownership of our common stock (‘‘Common Stock’’) is reflected directly on the books and records of our transfer agent, Computershare Investor Services (the ‘‘Transfer Agent’’). If you hold Common Stock through a bank, broker or other nominee, you hold your shares in ‘‘street name’’ and are not a stockholder of record. For shares held in street name, the stockholder of record of the shares is your bank, broker or other nominee. The Company only has access to ownership records for stockholders of record. So, if you are not a stockholder of record, for the purpose of requesting an admission ticket to attend the Annual Meeting, you must present us with additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card from your broker, bank or other nominee.
When is the record date and who is entitled to vote?
The Board has set December 31, 2019, as the record date for the Annual Meeting. Holders of shares of Common Stock on that date are entitled to one vote per share. As of December 31, 2019, there were approximately 99,254,705 shares of Common Stock outstanding. If you hold shares of our Common Stock as a participant in any of the Company’s 401(k) or retirement savings plans, your proxy card will represent the number of shares of Common Stock allocated to your account under the plan and will serve as a direction to the plan’s trustee as to how the shares in your account are to be voted.

74

ADDITIONAL INFORMATION

A list of all registered stockholders will be available for examination by stockholders during normal business hours at the place of the Annual Meeting at least ten (10) days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.
How do I vote?
For stockholders of record: You may vote by any of the following methods:

•	In person — stockholders who obtain an admission ticket (following the specified procedures) and attend the Annual Meeting in person may cast a ballot received at the Annual Meeting.

•	By Internet — stockholders may access the internet at www.proxyvote.com and follow the instructions on the proxy card or in the Notice.

•	By scanning your QR code — to vote with your mobile device.

•	By phone — stockholders may call toll-free 1-800-690-6903 and follow the instructions on the proxy card or in the Notice.

•	By mail — if you requested and received your proxy materials by mail, you may complete, sign, date and mail the enclosed proxy card.
For holders in street name: You will receive instructions from your bank or broker that you must follow in order for your shares to be voted.
How can I change or revoke my proxy?
For stockholders of record: You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, (ii) signing and returning a new proxy card with a later date, (iii) validly submitting a later-dated vote via the Internet, by scanning your QR code or by telephone on or before 11:59 pm EST on February 24, 2020 or (iv) attending the Annual Meeting and voting in person. For all methods of voting, the last vote properly cast will supersede all previous votes.
For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
Is my vote confidential?
Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator appointed by the Company for the Annual Meeting, will count the votes and act as the inspector of elections for the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
For stockholders of record: If you are the stockholder of record and you do not vote by proxy card, by telephone or via the internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions. Under NYSE rules, your broker may vote shares held in street name on certain ‘‘routine’’ matters without your instruction. NYSE rules consider the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 3) to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you. When a proposal is not a routine matter, such as the election of directors (Proposal 1) and the Say-On-Pay proposal (Proposal 2), and you have not provided voting instructions to the bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called ‘‘broker non-votes.’’
What is the quorum requirement for the Annual Meeting?
Under the Company’s Third Amended and Restated By-Laws (the ‘‘By-Laws’’), holders of at least one-third of the shares of Common Stock outstanding on the record date must be present in person or represented by proxy in order to constitute a quorum for voting at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.
What vote is necessary for action to be taken on proposals?
It will depend on each proposal.

•
Proposal 1 (election of directors) requires a plurality vote of the shares present or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the greatest number of affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more ‘‘withhold’’ votes than ‘‘for’’ votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board.

2020 Proxy Statement	75

ADDITIONAL INFORMATION

•
Proposal 2 (Say-On-Pay proposal) represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

•
Proposal 3 (ratification of the appointment of KPMG as our independent registered public accounting firm) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

With respect to Proposals 2 and 3 you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote. With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than ten directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote. Broker non-votes will not affect the outcome on a proposal that requires a plurality vote (Proposal 1) or on a proposal that requires the approval of at least a majority of the shares present in person or represented by proxy and entitled to vote (Proposals 2 and 3).
Votes submitted by mail, telephone or Internet will be voted by the individuals named on the proxy and/or voting instruction card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.
What is householding?
If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may notify you that your household will receive only one annual report and proxy statement for the Company if you hold shares through that broker or bank. In this practice known as ‘‘householding,’’ you were deemed to have consented to receiving only one annual report and proxy statement for your household. Householding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of the Notice (or our annual report and proxy statement if you have requested a physical copy) to your address. Each stockholder will continue to be entitled to vote a separate proxy and/or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532, (331) 332-2143. If you and other residents at your mailing address are receiving multiple copies of the Notice (or our annual report and proxy statement), and you prefer to receive only a single copy of each, you may so request by writing to us or contacting us at the address and phone number referred to above.
What does it mean if I receive more than one proxy card or more than one Notice?
Whenever possible, shares of Common Stock, including shares held of record by a participant in any of the Company’s 401(k) or retirement savings plans, for multiple accounts for the same registered stockholder will be combined into the same Notice or proxy card. Shares with different, even though similar, registered stockholders cannot be combined, and as a result, the stockholder may receive more than one Notice or proxy card. For example, shares registered in the name of John Doe will not be combined on the same proxy card as shares registered jointly in the name of John Doe and his spouse. Shares held in street name are not combined with shares registered in the name of an individual stockholder or for a participant in any of the Company’s 401(k) or retirement savings plans and may result in the stockholder receiving more than one proxy and/or voting instruction card. For example, shares held in street name by a broker for John Doe will not be combined with shares registered in the name of John Doe.
If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. If you receive more than one proxy and/or voting instruction card for accounts that you believe could be combined because the stockholder is the same, contact our Transfer Agent (for shares held by registered stockholders) or your broker (for shares held in street name) to request that the accounts be combined for future mailings.
Who pays for the solicitation of proxies?
This solicitation is being made by the Company. Accordingly, the Company pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired Alliance Advisors, LLC (‘‘Alliance Advisors’’) to assist in the solicitation of proxies. Alliance Advisors’ fees for their assistance in the solicitation of proxies are estimated to be $16,000, plus out-of-pocket expenses. Proxies may also be solicited by our directors, officers and employees who will not receive any additional compensation for those activities. We will reimburse brokerage firms and other

76

ADDITIONAL INFORMATION

custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.
When are stockholder proposals or nominations due for the 2021 Annual Meeting of Stockholders?
In order to be included in the Company’s proxy materials for our 2021 annual meeting of stockholders pursuant to SEC Rule 14a-8 under the Exchange Act, any such stockholder proposal must be received by the Company’s Corporate Secretary no later than September 8, 2020. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s By-Laws and the rules and regulations promulgated by the SEC, specifically Rule 14a-8.
In addition, the Company’s By-Laws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2021 annual meeting of stockholders, the Company’s Corporate Secretary must receive such notice no earlier than September 28, 2020, and no later than October 28, 2020.
The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any stockholder wishing to nominate a director at, or bring any other item before, an annual meeting of stockholders review the Company’s By-Laws, which are available on the Company’s website at http://www.navistar.com/navistar/investors/corporategovernance/documents. All stockholder proposals and director nominations must be delivered to Navistar by mail c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532.
Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
May stockholders ask questions at the Annual Meeting?
Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman of the meeting. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn.
How can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Information provided and statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this proxy statement and Navistar assumes no obligation to update the information included herein.
Such forward-looking statements often include words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “future,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results or financial condition to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause or contribute to differences in our future financial results include, but are not limited to, those discussed in Item 1A, Risk Factors, set forth in Part 1 of our Annual Report on Form 10-K for the year ended October 31, 2019. You should not place undue reliance on forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

2020 Proxy Statement	77

ADDITIONAL INFORMATION

Available Information
We are subject to the reporting and information requirements of the Exchange Act and as a result, we are obligated to file annual, quarterly, and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the “SEC”). We make these filings available free of charge on our website (http://www.navistar.com) as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website does not constitute part of this proxy statement or our Annual Report on Form 10-K for the year ended October 31, 2019. In addition, the SEC maintains a website (http://www.sec.gov) that contains our annual, quarterly, and current reports, proxy and information statements, and other information we electronically file with, or furnish to, the SEC. Any materials we file with, or furnish to, the SEC may also be read and/or copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.
Availability of Form 10-K and Annual Report to Stockholders
As permitted by the SEC, we are delivering our proxy statement and annual report via the Internet. On or about January 6, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and authorize a proxy to vote their shares online or by telephone. If you wish to request a printed or electronic copy of this proxy statement and annual report, you should follow the instructions included in the Notice. The Notice is not a proxy card or ballot. You may review Company filings with the SEC by visiting the Company’s website at http://www.navistar.com/navistar/investors/financials/sec.
Matters Raised at the Meeting not Included in this Proxy Statement
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.
Admission and Ticket Request Procedure
Admission
Admission is limited to stockholders of record on December 31, 2019 or a stockholder’s authorized proxy holder or a representative. In each case, the individual must have an admission ticket and valid photo identification to be admitted to the Annual Meeting. In addition, stock ownership will be verified.
Admission Ticket for Registered Holders
If your shares of Common Stock are registered in your name and you received your proxy material by mail, an admission ticket is attached to your proxy card.
If your shares of Common Stock are registered in your name and (i) you received or accessed your proxy materials electronically over the Internet, and you plan on attending the Annual Meeting, click the appropriate box on the electronic proxy card or (ii) follow the telephone instructions and when prompted, ‘‘if you plan to attend the meeting in person,’’ press 1, and an admission ticket will be held for you at the registration desk at the Annual Meeting. You will need a valid photo identification to pick up your ticket.
Admission Ticket for Beneficial Holders
If your shares of Common Stock are held in a bank or brokerage account, you may obtain an admission ticket in advance by submitting a request by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (630) 753-7546.

78

ADDITIONAL INFORMATION

Ticket Request Deadline
Ticket requests for all beneficial holders and for beneficial holders and registered holders appointing a representative to attend and/or vote on his/her behalf, must include all information specified in the applicable table below and be submitted in writing and received by the Company on or before February 24, 2020. No requests will be processed after that date.
To Submit Request
Submit requests by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (630) 753-7546. Ticket requests by telephone will not be accepted.
Authorized Proxy Representative
A registered stockholder may appoint, and a beneficial stockholder may request that its registered holder (i.e., its broker or bank) appoint, a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Registered Stockholders (if appointing a representative to attend and/ or vote on his/her behalf)	Beneficial Holders
For ownership verification provide:
•    Name(s) of stockholder
•    Address
•    Phone number
•    Social security number and/or stockholder account number; or
•    A copy of your proxy card showing stockholder name and address
Also include:
•    Name of authorized proxy representative, if one appointed
•    Address where tickets should be mailed and phone number

For ownership verification provide:
•    A copy of your January brokerage account statement showing Navistar stock ownership as of the record date (12/31/19);
•    A letter from your broker, bank or other nominee verifying your record date (12/31/19) ownership; or
•    A copy of your brokerage account voting instruction card showing stockholder name and address
Also include:
•    Name of authorized proxy representative, if one appointed
•    Address where tickets should be mailed and phone number

2020 Proxy Statement	79

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, IL 60532

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 24, 2020 for shares held directly and by 11:59 p.m. Eastern Time on February 21, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 24, 2020 for shares held directly and by 11:59 p.m. Eastern Time on February 21, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce Navistar's printing and mailing costs and to save resources, you can consent to receive all future proxy materials electronically at http://www.navistar.com/navistar/investors.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E87108-P31122

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVISTAR INTERNATIONAL CORPORATION

The Board of Directors recommends that you vote FOR the following 10 Director Nominees:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Troy A. Clarke
02) José María Alapont
03) Stephen R. D'Arcy
04) Vincent J. Intrieri
05) Raymond T. Miller
06) Mark H. Rachesky, M.D.
07) Andreas H. Renschler
08) Christian Schulz
09) Kevin M. Sheehan
10) Dennis A. Suskind

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory Vote on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on December 31, 2019, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company's Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). **The Board of Directors recommends the following votes on the proposals above: "FOR" proposals 1, 2 and 3.**

Non-Voting Items

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Authorized Signatures
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NAVISTAR®

ADMISSION TICKET

(Not Transferable)

NAVISTAR INTERNATIONAL CORPORATION

2020 Annual Meeting of Stockholders

Tuesday, February 25, 2020

11:00 a.m. Central Time

Navistar International Corporation

Corporate Headquarters

2701 Navistar Drive

Cyrus Hall Auditorium

Lisle, Illinois 60532

PHOTO IDENTIFICATION WILL BE REQUIRED

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or their duly authorized representative and is not transferable.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E87109-P31122

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 25, 2020

At the Annual Meeting of Stockholders of Navistar International Corporation (the "Company") on February 25, 2020, or at any adjournments or postponements thereof, the undersigned hereby appoints the Chief Executive Officer, the Chief Financial Officer and the General Counsel, and each of them, proxies with power of substitution to vote, as indicated on the matters set forth on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote the shares of the Company's stock credited to the accounts of the undersigned under any such plan at the close of business on December 31, 2019, as directed herein on the matters listed on the reverse side, and, in his or her discretion, on any other matters that may come before the meeting. To the extent that the trustee has not received the directions from the undersigned by February 21, 2020, the trustee will act in accordance with the defined contribution plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors' recommendations, simply sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 10 NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL THAT THE BOARD HAS MADE A RECOMMENDATION IN FAVOR THEREOF.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE